Exhibit 99.6

Execution Version

PRIMARY SERVICING AGREEMENT

BANK 2025-BNK49

Commercial Mortgage Pass-Through Certificates

Series 2025-BNK49

Dated as of March 1, 2025

By and Between

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION,

Master Servicer

and

TRIMONT LLC.

Primary Servicer

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LIST OF EXHIBITS

Schedule I	Mortgage Loan Schedule
Exhibit "A"	Inspection Reports
Exhibit "B"	Form of Quarterly Servicing Certification
Exhibit “C”	Remittance Reports
Exhibit “D”	Form of Account Certification
Exhibit “E”	Form of Monthly Accounts Certification
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THIS PRIMARY SERVICING AGREEMENT dated as of March 1, 2025 is between Midland Loan Services, a Division of PNC Bank, National Association (together with its successors and assigns permitted under the PSA, the "Master Servicer" or "Midland"), and Trimont LLC, a Georgia limited liability company (together with its successors and permitted assigns hereunder, the "Primary Servicer").

PRELIMINARY STATEMENT

Pursuant to the Pooling and Servicing Agreement (the "PSA") dated and effective as of March 1, 2025, between Banc of America Merrill Lynch Commercial Mortgage Inc., as Depositor, Midland, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Computershare Trust Company, National Association, as Trustee and as Certificate Administrator, and Pentalpha Surveillance LLC, as Operating Advisor and as Asset Representations Reviewer, with respect to the BANK 2025-BNK49 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2025-BNK49, the Master Servicer shall be servicing the Mortgage Loans on behalf of the Trust.

The Master Servicer and the Primary Servicer desire to enter into an agreement whereby the Primary Servicer assumes and agrees to perform certain of the Master Servicer's servicing responsibilities with respect to the Mortgage Loans as more specifically set forth herein.

AGREEMENTS

NOW, THEREFORE, in consideration of the recitals in the above Preliminary Statement which are made a contractual part hereof, and of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01.	Defined Terms.

For purposes of this Agreement, all capitalized terms not otherwise defined herein shall have the meanings set forth in the PSA, and the following capitalized terms shall have the respective meanings set forth below.

"Accepted Primary Servicing Practices": As defined in Section 2.01 hereof.

"Additional Primary Servicing Compensation": As defined in Section 5.01 hereof.

"Agreement": This Primary Servicing Agreement, as the same may be amended or modified by the parties from time to time.

"CREFC® Reporting Format": The CREFC® Investor Reporting Package reporting and data format; provided, however, that if such format is no longer applicable or in existence, then

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such other commercial mortgage servicing industry standard reporting and data format reasonably approved by the Master Servicer.

"Indemnified Party": As defined in Section 8.01(b) hereof.

"Inspection Reports": The inspection reports substantially in the form attached hereto as Exhibit "A," subject to any formatting changes reasonably requested by Master Servicer to accommodate electronic delivery or upload and Master Servicer's reporting obligations

"Losses": As defined in Section 6.02(b) hereof.

"Master Servicer": As defined in the first paragraph of this Agreement.

“Monthly Accounts Certification”: As defined in Section 3.01.

"Mortgage Loan": Each of the mortgage loans identified on the Mortgage Loan Schedule.

"Mortgage Loan Schedule": The schedule of certain mortgage loans that is annexed to the Primary Servicer's signature page included herewith, which schedule sets forth certain information with respect to such mortgage loans, including, without limitation, the related Primary Servicing Fee Rate.

"Primary Servicer": As defined in the first paragraph of this Agreement.

"Primary Servicer Accounts": The Collection Accounts and the Servicing Accounts maintained by the Primary Servicer hereunder in the name of the Primary Servicer in trust for the Master Servicer on behalf of the Trustee in trust for the benefit of the Holders.

"Primary Servicer Parties": As defined in Section 6.02(a) hereof.

"Primary Servicer Remittance Date": With respect to any Determination Date, one (1) Business Day after such Determination Date.

"Primary Servicer Termination Event": Any event as set forth in Section 7.01 hereof.

"Primary Servicing Fee": With respect to each Mortgage Loan and for any Distribution Date, that portion of the Primary Servicing Fee (as such term is defined in the PSA) payable by the Master Servicer to the Primary Servicer, which shall be an amount per calendar month equal to the product of the Primary Servicing Fee Rate (as such term is hereinafter defined) and the Stated Principal Balance of such Mortgage Loan, as determined on the same basis as for the calculation of the Servicing Fee under the PSA.

"Primary Servicing Fee Rate": The per annum rate for each Mortgage Loan as set forth in the related Mortgage Loan Schedule.

"Primary Servicing File": With respect to each Mortgage Loan, all documents, information and records relating to such Mortgage Loan that are necessary or appropriate to enable the Primary Servicer to perform its obligations hereunder and any additional documents

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or information related thereto maintained or created in any form by the Primary Servicer (which shall not include any attorney-client privileged communications between the Primary Servicer and its counsel), including, without limitation, all analysis, working papers, inspections reports, written communications with any Mortgagor, and all other information collected from or concerning any Mortgagor or the related Mortgaged Property in the Primary Servicer’s possession.

"PSA": As defined in the above Preliminary Statement to this Agreement.

“Qualified Affiliate”: Any Person (a) that is organized and doing business under the laws of any state or the United States or the District of Columbia, (b) that is in the business of performing the duties of a servicer of mortgage loans, and (c) as to which 50% or greater of its outstanding voting stock or equity ownership interest are directly or indirectly owned by the Primary Servicer or by any Person or Persons who directly or indirectly own equity ownership interests in the Primary Servicer.

“Quarterly Servicing Certification”: The certification substantially in the form attached hereto as Exhibit “B”.

"Remittance Reports": The remittance reports substantially in the form attached hereto as Exhibit "C", subject to any formatting changes reasonably requested by Master Servicer to accommodate electronic delivery or upload and Master Servicer's reporting obligations.

"Responsible Officer": Any officer or employee of the Primary Servicer or the Master Servicer, as the case may be, involved in or responsible for the administration, supervision or management of this Agreement and whose name and specimen signature appear on a list prepared by each party and delivered to the other party, as such list may be amended from time to time by either party.

ARTICLE II.

RETENTION AND AUTHORITY OF PRIMARY SERVICER

Section 2.01.	Servicing Standard; Commencement of Servicing Responsibilities.

The Master Servicer hereby engages the Primary Servicer to perform, and the Primary Servicer hereby agrees to perform, servicing with respect to all of the Mortgage Loans throughout the term of this Agreement, upon and subject to the terms, covenants and provisions hereof. The Primary Servicer shall perform its services hereunder in accordance with (a) applicable laws, (b) the terms and provisions of the Mortgage Loans, (c) the express terms hereof and the PSA, (d) in the case of a Serviced Companion Loan, the related Intercreditor Agreement, (e) subject to Section 2.03(b) hereof, the reasonable directions and instructions of the Master Servicer (including, without limitation, the forms and report formats mutually and reasonably agreed upon by the Master Servicer and Primary Servicer) and (f) all requirements pertaining to the performance of such services under the PSA and any applicable Intercreditor Agreement, including, without limitation, the Servicing Standard. The above-described servicing standards are herein referred to as "Accepted Primary Servicing Practices."

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Section 2.02.	Primary Servicing.

To the extent necessary for the Primary Servicer to comply with applicable laws, or if otherwise consented to by the Master Servicer (which consent shall not be unreasonably withheld or delayed), the Primary Servicer may enter into any sub-subservicing agreement with a sub-subservicer that would permit such sub-subservicer to perform any or all of the Primary Servicer's servicing responsibilities under this Agreement and such sub-subservicer meets the requirements of the PSA; provided, however, if such sub-subservicer would be a servicer as contemplated by Item 1108(a)(2) of Regulation AB, no such sub-subservicer may be a Risk Retention Affiliate of the Third Party Purchaser or a Successor Third Party Purchaser; further provided, however, that the consent of the Master Servicer shall not be required to engage a third party contractor to perform ministerial tasks, including property inspections. Notwithstanding any sub-subservicing agreement or third party subcontract, the Primary Servicer shall remain obligated and primarily liable to the Master Servicer for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such sub-subservicing agreement or contract to the same extent and under the same terms and conditions as if the Primary Servicer were servicing the Mortgage Loans alone. Any such sub-servicing agreement must be consistent with the provisions of PSA Section 3.20.

Section 2.03.	Authority of Primary Servicer.

(a)               Except as otherwise provided herein and subject to the terms of this Agreement, any applicable Intercreditor Agreement and the Master Servicer's limitations of authority as Master Servicer under the PSA, in performing its obligations hereunder, the Primary Servicer shall have full power and authority to take any and all actions in connection with such obligations that it deems necessary or appropriate; provided, however, that the Primary Servicer shall not take any of the following actions with respect to any Mortgage Loan without obtaining the prior written consent of the Master Servicer (which consent (w) may be in the form of an asset business plan approved in writing by the Master Servicer, (x) shall not be unreasonably withheld; (y) shall be subject to the prior approval of or consultation with the Special Servicer, any mezzanine lender, the Directing Certificateholder, any Loan-Specific Directing Certificateholder, any Non-Serviced Whole Loan Controlling Holder, any Serviced Whole Loan Controlling Holder, any AB Whole Loan Controlling Holder, any Pari Passu Companion Loan Holder, any Subordinate Companion Holder, any Serviced Companion Noteholder, or any party to any Other Pooling and Servicing Agreement or applicable Intercreditor Agreement, if so required under the PSA or applicable Intercreditor Agreement, which approvals shall be requested by the Master Servicer; and (z) shall be consented to or denied by the Master Servicer within ten (10) Business Days following the receipt by the Master Servicer of the information described in clause (w) along with relevant supporting information (but, in the case of a consent, such consent may be conditioned on any approvals described in clause (y) of this paragraph)):

(i)                          the modification, waiver or amendment, whether or not material, of or with respect to any Mortgage Loan, including, without limitation, any forgiveness of principal, any change in the amount or timing of any payment of principal or interest, maturity, extension rights or prepayment provisions or the substitution,

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release or addition of any collateral for any Mortgage Loan or relate to any waiver of or granting of consent under a “due-on-sale” or “due-on-encumbrance” clause;

(ii)                       the granting or withholding of consent to any transfer of ownership of a Mortgaged Property or any transfer of any interest of an owner of a Mortgaged Property and entering into any assumption agreement in connection therewith;

(iii)                    the granting or withholding of consent to any request for approval to place subordinate or other financing on a Mortgaged Property;

(iv)                    the determination of whether or not to release proceeds of condemnation or casualty insurance to the Mortgagor under any Mortgage Loan;

(v)                      the waiver of any Penalty Charge (except to the extent Primary Servicer is entitled to retain such Penalty Charge as Additional Primary Servicing Compensation hereunder) or prepayment premium under any Mortgage Loan;

(vi)                   any action to initiate, prosecute and manage foreclosure proceedings and other legal proceedings related thereto in connection with any Mortgage Loan;

(vii)                the permitting of or performing a modification of a Mortgage Loan to permit a Principal Prepayment of a Mortgage Loan on a date other than its Due Date;

(viii)            any action requiring the consent of, or consultation with, the Master Servicer, the Directing Certificateholder, any Loan-Specific Directing Certificateholder, any Non-Serviced Whole Loan Controlling Holder, any Serviced Whole Loan Controlling Holder, any AB Whole Loan Controlling Holder, any Pari Passu Companion Loan Holder, any Subordinate Companion Holder, any Serviced Companion Noteholder, any Companion Holder, the Trustee, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider, the Asset Representations Reviewer or the Special Servicer under the PSA or any party under an Other Pooling and Servicing Agreement or applicable Intercreditor Agreement;

(ix)                     the granting of any consent, approval or direction regarding the termination of (A) the related property manager or the designation of any replacement property manager or (B) with respect to a hospitality property, the franchise or the designation of a new franchise;

(x)                        the authorizing of any Servicing Transfer Event as defined in the definition of Servicing Transfer Event in the PSA; or

(xi)                    any Master Servicer Decision, Major Decision or Special Servicer Decision (subject to Special Servicer’s processing and/or consent rights pursuant to the PSA).

(b)               Regardless of whether the consent or approval of the Master Servicer is required pursuant to this Agreement, the Primary Servicer shall take any reasonable action that is directed by the Master Servicer which relates to the Primary Servicer's obligations under this Agreement;

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provided, however, that the Primary Servicer shall not be obligated to take any such action to the extent that the Primary Servicer determines in its reasonable discretion that such action (i) may cause a violation of applicable laws, regulations, codes, ordinances, court orders or restrictive covenants with respect to any Mortgage Loan or any Mortgaged Property; (ii) may cause a violation of any term or provision of a Mortgage Loan; (iii) materially expands the scope of the Primary Servicer's responsibilities under this Agreement; or (iv) is inconsistent with the requirements of the PSA, including the Servicing Standard.

ARTICLE III.

SERVICES TO BE PERFORMED

Section 3.01.	Services as Primary Servicer.

With respect to each Mortgage Loan subject to this Agreement, the Primary Servicer shall, in accordance with Accepted Primary Servicing Practices and subject to the supervision of the Primary Servicer by the Master Servicer, perform the following servicing activities on behalf of the Master Servicer:

(a)               the Primary Servicer shall perform the duties and obligations of the Master Servicer as the Master Servicer under PSA Sections 2.01 (conveyance of mortgage loans, servicing files and letters of credit); 2.02(g) (15Ga-1); 2.03 (repurchase and substitution of loans); 3.01 (general servicing); 3.02 (collections); 3.03 (taxes, assessments, similar items and escrows); 3.04 (collection account); 3.06 (investment of funds); 3.07 (insurance); 3.08 (due-on sale/encumbrance enforcement; assumptions); 3.10 (release of files); 3.12 (inspections, reporting, rent rolls and operating statements); 3.13 (access); 3.17 (additional obligations); 3.18 (modifications, waivers, amendments and consents); 3.19 (servicing transfers); 3.22 (Directing Certificateholder contact); 3.23 (certain rights and obligations); 3.24 (intercreditor agreements); 3.29 (non-serviced mortgage loans and serviced pari passu companion loans); 3.31 (resignation upon prohibited risk retention affiliation); 3.32 (litigation control); Article X (REMIC compliance); Article XI (Exchange Act reporting and Regulation AB compliance); and Article XII (asset representations reviewer file review compliance), together with duties imposed under any applicable Intercreditor Agreement on the Primary Servicer in its capacity as a Sub-Servicer; provided, however, that:

(i)             no Primary Servicer shall have any obligation to make Advances, provided that the Primary Servicer shall promptly notify the Master Servicer in the event any Advance is required to be made or an expense of the Trust Fund is required to be incurred;

(ii)           Section 5.01 hereof shall control with respect to which fees or charges the Primary Servicer may retain under PSA Sections 3.05 and 3.11;

(iii)          PSA Section 3.06 shall only be applicable with respect to the Primary Servicer Accounts;

(iv)         any reports, information, certifications and other documentation which are required to be provided by the Master Servicer to the Trustee, the Certificate Administrator, the Depositor, the Directing Certificateholder, any Loan-Specific

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Directing Certificateholder, any Non-Serviced Whole Loan Controlling Holder, any Serviced Whole Loan Controlling Holder, any AB Whole Loan Controlling Holder, any Pari Passu Companion Loan Holder, any Subordinate Companion Holder, any Serviced Companion Noteholder, any Companion Holder, the Operating Advisor, any Mortgage Loan Seller, any Rating Agency, the 17g-5 Information Provider, the Asset Representations Reviewer, the Special Servicer, or any party to any Other Pooling and Servicing Agreement or applicable Intercreditor Agreement or any other Person shall be provided by the Primary Servicer to the Master Servicer or as otherwise directed by the Master Servicer;

(v)           the Primary Servicer shall not be responsible for any mortgage loan pool-wide reporting, including, without limitation, the preparation or delivery to any Person of any of the files or reports in the CREFC® reporting format (except as otherwise required to be prepared by the Primary Servicer and delivered to the Master Servicer under this Agreement), or preparing, signing and filing with the appropriate Person any reports, statements and information under the PSA Section 4.02;

(vi)         no expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Primary Servicer Accounts to the extent such expense is not chargeable to the Master Servicer;

(vii)        together with the Master Servicer, no less often than on a monthly basis, the Primary Servicer shall, upon request and without charge, make a knowledgeable Servicing Officer available to answer questions from the Directing Certificateholder regarding the performance and servicing of the Mortgage Loans for which the Primary Servicer is responsible. The Primary Servicer shall condition such disclosure upon the Master Servicer obtaining from the Directing Certificateholder entering into a reasonable and customary confidentiality agreement reasonably acceptable to the Primary Servicer and Master Servicer regarding such disclosure to the Directing Certificateholder;

(viii)      subject to Section 2.03(a)(xi) hereof, the Primary Servicer shall not take any actions under and shall immediately forward to the Master Servicer any request which would qualify as a Master Servicer Decision, Major Decision or Special Servicer Decision and shall provide written notice to the Master Servicer of issues arising with respect to Master Servicer Decisions, Major Decisions or Special Servicer Decisions; provided, however, subject to any limitations set forth in this Agreement and the PSA, if the Special Servicer and Master Servicer agree that the Master Servicer should process the Major Decision or the Special Servicer Decision, as applicable, the Primary Servicer shall process such Major Decision or Special Servicer Decision, as applicable, with respect to such Mortgage Loan. The Primary Servicer shall cooperate with reasonable requests of the Master Servicer by delivering to the Master Servicer any additional information in the Primary Servicer's possession requested by the Master Servicer relating to such Master Servicer Decision, Major Decision or Special Servicer Decision; and

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(ix)           the Primary Servicer shall not be or become a Successor Third-Party Purchaser, the Operating Advisor, the Asset Representations Reviewer or any of their respective Affiliates. If the Primary Servicer becomes a Successor Third-Party Purchaser, the Operating Advisor, the Asset Representations Reviewer or any of their respective Affiliates, the Primary Servicer shall promptly notify the Master Servicer and the Primary Servicer shall be terminated as Primary Servicer under this Agreement.

(b)               the Primary Servicer shall promptly notify the Master Servicer in writing upon discovery or receipt of notice by the Primary Servicer of the occurrence of any event that causes, or with notice or the passage of time or both, would cause any Mortgage Loan to become a Specially Serviced Loan in accordance with the definition of "Specially Serviced Loan" set forth in the PSA;

(c)               the Primary Servicer shall promptly advise the Master Servicer of all material collection and customer service issues and furnish the Master Servicer with copies of all written communications regarding such issues between the Primary Servicer and any Mortgagor or any third party in connection with the Primary Servicer's obligations hereunder;

(d)               on or before 12:00 p.m. Central Time on each Primary Servicer Remittance Date, the Primary Servicer shall deliver to the Master Servicer the Remittance Reports which reflect activity with respect to the Mortgage Loans through and including the close of business on the date which is the Determination Date; and the Primary Servicer shall, to the extent necessary, deliver to the Master Servicer a follow-up report in similar format which reflects additional activity with respect to the Mortgage Loans through and including the date of any follow-up remittance. Such reports shall be delivered electronically or uploaded to the Master Servicer’s Website as directed by the Master Servicer;

(e)               on or before 12:00 p.m. Central Time on each Primary Servicer Remittance Date, the Primary Servicer shall remit to the Master Servicer, pursuant to wiring instructions from the Master Servicer, all amounts on deposit in the Collection Account maintained by the Primary Servicer as of the close of business on the date which is one (1) Business Day prior to such Primary Servicer Remittance Date; and the Primary Servicer shall remit to the Master Servicer within one (1) Business Day after receipt, any delinquent payments received by the Primary Servicer on or after such Primary Servicer Remittance Date; and each of the foregoing remittances of funds may be net of any Primary Servicing Fees due and payable to the Primary Servicer and payments in the nature of Additional Primary Servicing Compensation;

(f)                in addition to Primary Servicer’s reporting obligations set forth in Section 3.01, the Primary Servicer shall prepare and deliver to the Master Servicer, on a quarterly basis starting for the quarter ending June of 2025, within thirty (30) days of the end of such quarter (or if such day is not a Business Day, then the immediately preceding Business Day), the Quarterly Servicing Certification in the form of Exhibit “B” attached hereto. Promptly following any reasonable request by the Master Servicer, to the extent any exceptions are listed on the Quarterly Servicing Certification, the Primary Servicer shall provide any additional information as reasonably requested by the Master Servicer;

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(g)               on a quarterly and annual basis each year, the Primary Servicer shall determine and analyze financial ratios and perform other financial analysis required under the CREFC® Reporting Format and on or before the date that is forty-five (45) days after receipt of the related financial statements, prepare and deliver to the Master Servicer a report summarizing such analysis based upon the property operating statements with respect to the related Mortgaged Property and the financial statements of the related Mortgagor and each related guarantor collected by the Primary Servicer pursuant to PSA Section 3.12, which report shall be delivered electronically or uploaded to the Master Servicer’s Website as directed by the Master Servicer and shall be substantially in the form of the CREFC® Financial File included in the CREFC® Reporting Format (or in such other reporting format as reasonably requested by the Master Servicer);

(h)               the Primary Servicer shall prepare and use reasonable efforts to deliver to the Master Servicer within thirty (30) days of completion of any inspection, the related Inspection Reports summarizing the results of any property inspections performed by the Primary Servicer pursuant to PSA Section 3.12. Such reports shall be delivered electronically or uploaded to the Master Servicer’s Website as directed by the Master Servicer;

(i)                 the Primary Servicer shall provide the Master Servicer with such other information (in the Primary Servicer's possession or to the extent readily obtainable and as reasonably requested by the Master Servicer) with respect to the servicing of the Mortgage Loans by the Primary Servicer hereunder in order for the Master Servicer to perform its duties under the PSA;

(j)                 the Primary Servicer shall (i) notify the Master Servicer in writing within five (5) Business Days after the Primary Servicer discovers or receives notice alleging a Defect or a Breach or receives a 15Ga-1 Repurchase Request, a withdrawal of a 15Ga-1 Repurchase Request, or a rejection of a 15Ga-1 Repurchase Request and (ii) promptly provide to the Master Servicer a copy of any 15Ga-1 Repurchase Request, a withdrawal of a 15Ga-1 Repurchase Request, or a rejection of a 15Ga-1 Repurchase Request received by the Primary Servicer;

(k)               the Primary Servicer shall not prepare and/or provide any CREFC® Schedule AL File or any Schedule AL Additional File; provided, however, the Primary Servicer shall (i) promptly provide to the Master Servicer any documentation in the Primary Servicer’s possession reasonably requested by the Master Servicer in connection with the Master Servicer's preparation and compilation of any CREFC® Schedule AL File or any Schedule AL Additional File and (ii) reasonably cooperate with the Master Servicer in connection with the Master Servicer's preparation and compilation of any CREFC® Schedule AL File or any Schedule AL Additional File;

(l)                 with respect to letters of credit, if any, as the Master Servicer is required to hold original letters of credit under the PSA, the Primary Servicer shall hold such original letters of credit if the Primary Servicer has (i) a vault or other adequate safety procedures in place satisfactory to the Master Servicer, in its sole discretion, or (ii) outsourced such responsibility to a third party vendor, which vendor shall be satisfactory to the Master Servicer, who has a vault or other adequate safety procedures in place satisfactory to the Master Servicer, in its sole discretion;

(m)              pursuant to the requirements under PSA Section 11.15, the Primary Servicer shall promptly provide the Master Servicer with all updated net operating income received by the Primary Servicer for any Mortgage Loan where the Mortgagor of such Mortgage Loan is a

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Significant Obligor or a "significant obligor" under the PSA or an Other Pooling and Servicing Agreement, and the Primary Servicer shall fully cooperate with the Master Servicer in satisfying any of the Master Servicer’s obligations related to such Significant Obligor or such "significant obligor" under the PSA;

(n)               upon the Master Servicer receiving notice that a Mortgage Loan has become an Excluded Loan or an Excluded Controlling Class Loan under the PSA, the Master Servicer will forward such notice to the Primary Servicer, then the Primary Servicer (prior to delivering any Excluded Information to the Master Servicer) shall mark or label such information as “Excluded Information” and comply with all the requirements set forth in the PSA with respect to such Excluded Loan or Excluded Controlling Class Loan, as applicable;

(o)               with respect to any request for materials by the Asset Representations Reviewer or a related Other Asset Representations Reviewer pursuant to PSA Article XII regarding the Mortgage Loans, the Primary Servicer shall (i) promptly provide to the Master Servicer any documentation in the Primary Servicer’s possession reasonably requested by the Master Servicer and (ii) reasonably cooperate with the Master Servicer in order for the Master Servicer to comply with its related obligations under the PSA;

(p)               with respect to all servicing responsibilities of the Master Servicer under the PSA which are not being performed by the Primary Servicer hereunder, the Primary Servicer shall (i) reasonably cooperate with the Master Servicer to facilitate the timely performance of such servicing responsibilities, (ii) promptly provide to the Master Servicer any documentation in the Primary Servicer’s possession reasonably requested by the Master Servicer and (iii) reasonably cooperate with the Master Servicer in order for the Master Servicer to comply with its related obligations under the PSA;

(q)               the creation of any Primary Servicer Account shall be evidenced by a certification in the form of Exhibit “D” attached hereto and a copy of such certification shall be furnished to the Master Servicer on or prior to the third (3rd) Business Day after the Closing Date and hereafter to the Master Servicer upon any transfer of the Primary Servicer Account;

(r)                no later than the twenty-fifth (25th) day of each month (or if such day is not a Business Day, then the immediately preceding Business Day), the Primary Servicer shall deliver to the Master Servicer a certification in the form of Exhibit “E” with respect to the Primary Servicer Accounts (“Monthly Accounts Certification”). Promptly following any reasonable request by the Master Servicer or, to the extent any exceptions are listed on the Monthly Accounts Certification, not later than the date such Monthly Accounts Certification is delivered to the Master Servicer, the Primary Servicer shall provide a reconciliation of the Primary Servicer Accounts (as applicable), together with a copy of the related bank statements and, promptly following any reasonable request by the Master Servicer, any additional information as reasonably requested by the Master Servicer with respect to such reconciliation and/or related bank statements; and

(s)                to the extent that the Primary Servicer handles and/or transfers to the Master Servicer or the Special Servicer to handle, any Trust-Related Litigation, such matter will be subject to the Litigation Control provisions set forth in PSA Section 3.32. The Subservicer shall cooperate with the Master Servicer with respect to any action under PSA Section 3.32 and prepare and

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provide the Master Servicer with any reports and/or other documentation contemplated under PSA Section 3.32, all in accordance with the provisions of PSA Section 3.32. For the avoidance of doubt, the Primary Servicer shall retain the right to make determinations relating to claims or counterclaims against or on behalf of the Primary Servicer.

Section 3.02.	Portfolio Manager.

(a)               The Primary Servicer shall designate a portfolio manager and other appropriate personnel to receive documents and communications from the Master Servicer and to provide assistance to the Master Servicer consistent with the Master Servicer's supervisory authority over the Primary Servicer hereunder.

(b)               The Master Servicer shall designate a portfolio manager and other appropriate personnel to receive documents and communications from the Primary Servicer and to provide to the Primary Servicer information, materials and correspondence relating to the Mortgage Loans and the related Mortgagors which may be necessary or appropriate to enable the Primary Servicer to perform its obligations hereunder.

Section 3.03.	Maintenance of Errors and Omissions and Fidelity Coverage.

The Primary Servicer shall obtain and maintain at its own expense, and keep in full force and effect throughout the term of this Agreement, a fidelity bond and an errors and omissions insurance policy covering the Primary Servicer's officers and employees acting on behalf of the Primary Servicer in connection with its activities under this Agreement in form and amount which satisfies the fidelity bond and errors and omissions insurance policy requirements under PSA Section 3.07. The Primary Servicer shall cause to be delivered to the Master Servicer from time to time upon the Master Servicer's request a certificate of insurance or other evidence of such bond and insurance. The Primary Servicer shall promptly notify or cause its insurer to notify the Master Servicer of any material change to such fidelity bond or errors and omissions insurance policy.

Section 3.04.	Delivery and Possession of Servicing Files.

The Primary Servicer hereby acknowledges receipt of the Primary Servicing Files. The contents of each Primary Servicing File delivered to the Primary Servicer are and shall be held in trust by the Primary Servicer for the benefit of the Trust Fund as the owner thereof; the Primary Servicer's possession of the contents of each Primary Servicing File so delivered is for the sole purpose of servicing the related Mortgage Loan; and such possession by the Primary Servicer shall be in a custodial capacity only. The Primary Servicer shall release its custody of the contents of any Primary Servicing File only in accordance with written instructions from the Master Servicer, and upon the reasonable request of the Master Servicer, the Primary Servicer shall deliver to the Master Servicer the Primary Servicing File or a copy of any document contained therein.

Section 3.05.	Annual Compliance Statements.

(a)               The Primary Servicer shall, on or before the fifth (5th) Business Day preceding March 1st of each year, commencing in February 2026, deliver to the Master Servicer an Officer’s

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Certificate, in a form that satisfies the requirements of PSA Section 11.09 (or such other form, similar in substance, as may be acceptable to the Depositor and the Master Servicer) stating, as to the signer thereof, that (i) a review of such Primary Servicer’s activities during the preceding calendar year or portion thereof and of such Primary Servicer’s performance under this Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, such Primary Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Such Officer’s Certificate shall be provided in EDGAR-Compatible Format, or in such other format agreed upon by the Master Servicer and Primary Servicer. Primary Servicer shall cooperate with the Master Servicer and/or the Depositor, if any party consults with the Primary Servicer as to the nature of any failures by the Primary Servicer with respect to the Mortgage Loans in the fulfillment of any of the Primary Servicer’s obligations hereunder. In any year that the Primary Servicer has received written confirmation from the Depositor (or, in the case of an Other Securitization, the related Other Depositor) or the Master Servicer that a report on Form 10-K is not required to be filed in respect of the Trust or the trust for any Other Securitization for the preceding calendar year, the Primary Servicer shall not be required to deliver such statement until April 1 of such year.

(b)          In the event the Primary Servicer is terminated or resigns pursuant to the terms of this Agreement, Primary Servicer shall provide an annual statement of compliance pursuant to this Section 3.05 with respect to the period of time that Primary Servicer was subject to this Agreement.

Section 3.06.	Annual Reports on Assessment of Compliance with Servicing Criteria.

(a)               On or before the fifth (5th) Business Day preceding March 1st of each year, commencing in February 2026, the Primary Servicer, at its own expense, shall furnish to the Master Servicer a report substantially in a form that satisfies the requirements of PSA Section 11.10, on an assessment of compliance with the Servicing Criteria applicable to it that complies in all material respects with the requirements of Item 1122 of Regulation AB and contains (i) a statement by Primary Servicer of its responsibility for assessing compliance with the Relevant Servicing Criteria, (ii) a statement that Primary Servicer used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (iii) such Primary Servicer’s assessment of compliance with the Relevant Servicing Criteria as of and for the period ending the end of the fiscal year covered by Form 10-K, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (iv) a statement that a registered public accounting firm has issued an attestation report on Primary Servicer’s assessment of compliance with the Relevant Servicing Criteria as of and for such period. If such report identifies any material instance of noncompliance with the Relevant Servicing Criteria, the Primary Servicer shall also provide a discussion of (1) the relationship, if any, between the identified instance and the servicing of the Mortgage Loans and (2) any steps taken to remedy such identified instance to the extent related to its activities with respect to asset backed securities transactions taken as a whole involving such party and that are backed by the same asset type backing the Certificates. Such report shall be provided in EDGAR-Compatible Format, or in such other format agreed upon by the Master Servicer and Primary Servicer.

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(b)               Each such report shall be addressed to the Master Servicer and signed by an authorized officer of Primary Servicer, and shall address the Relevant Servicing Criteria set forth in PSA Section 11.10 and Exhibit Z to the PSA. Primary Servicer shall cooperate with the Master Servicer and/or the Depositor if either party consults with the Primary Servicer as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria.

(c)               In any year that the Primary Servicer has received written confirmation from the Depositor (or, in the case of an Other Securitization, the related Other Depositor) or the Master Servicer that a report on Form 10-K is not required to be filed in respect of the Trust (or, if applicable, the trust for any Other Securitization) for the preceding calendar year, the Primary Servicer shall not be required to deliver such assessments until April 1 of such year.

(d)               Primary Servicer hereby acknowledges and agrees that the Relevant Servicing Criteria set forth in PSA Section 11.10 and Exhibit Z to the PSA is appropriately set forth with respect to Primary Servicer.

(e)               In the event the Primary Servicer is terminated or resigns pursuant to the terms of this Agreement, Primary Servicer shall provide an annual assessment of compliance pursuant to this Section 3.06, coupled with an attestation as required in Section 3.07 hereof with respect to the period of time that Primary Servicer was subject to this Agreement.

Section 3.07.	Annual Independent Public Accountants’ Attestation Report.

(a)               On or before the fifth (5th) Business Day preceding March 1st of each year, commencing in February 2026, the Primary Servicer shall, at its own expense, cause a registered public accounting firm and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Master Servicer to the effect that (i) it has obtained a representation regarding certain matters from the management of Primary Servicer, which includes an assertion that Primary Servicer has complied with the Relevant Servicing Criteria applicable to it and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is issuing an opinion as to whether Primary Servicer's assessment of compliance with the Relevant Servicing Criteria applicable to it was fairly stated in all material respects. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Each such related accountant’s attestation report shall be made in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act. Such report must be available for general use and not contain restricted use language. Such report shall be provided in EDGAR-Compatible Format, or in such other format agreed upon by the Master Servicer and Primary Servicer.

(b)               Primary Servicer shall cooperate with the Master Servicer and/or the Depositor if either party consults with the Primary Servicer as to the nature of any defaults by Primary Servicer in the fulfillment of Primary Servicer's obligations hereunder.

(c)               In any year that the Primary Servicer has received written confirmation from the Depositor or the Master Servicer that a report on Form 10-K is not required to be filed in respect

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of the Trust for the preceding calendar year, the Primary Servicer shall not be required to deliver such report until April 1 of such year.

Section 3.08.	Sarbanes-Oxley Certification.

(a)               On or before the fifth (5th) Business Day preceding March 1st of each year, commencing in February 2026, the Primary Servicer shall provide to the Master Servicer a Performance Certification substantially in the form attached to the PSA as Exhibit Y-2, on which the Master Servicer, the Certifying Person, the entity for which the Certifying Person acts as an officer (if the Certifying Person is an individual), and each entity’s officers, directors and Affiliates (collectively the “Certification Parties”) can reasonably rely. In addition, Primary Servicer shall execute a reasonable reliance certificate to enable the Certification Parties to rely upon each (i) annual compliance statement provided pursuant to Section 3.05 hereof, (ii) annual report on assessment of compliance with servicing criteria provided pursuant to Section 3.06 hereof and (iii) accountant’s report provided pursuant to Section 3.07 hereof, and shall include a certification in the Performance Certification that each such annual compliance statement or report discloses any deficiencies or defaults described to the registered public accountants of the Primary Servicer to enable such accountants to render the certificates provided for in Section 3.07 hereof. In the event the Primary Servicer is terminated or resigns pursuant to the terms of this Agreement, the Primary Servicer shall provide a certification to the Master Servicer for delivery to the Certifying Person pursuant to this Section 3.08 with respect to the period of time it was subject to this Agreement. Each such Performance Certification shall be provided in EDGAR-Compatible Format in substantially the form of Exhibit Y-2 to the PSA, or in such other format agreed upon by the Master Servicer and the Primary Servicer. Notwithstanding the foregoing, nothing in this Section 3.08 shall require Primary Servicer (i) to certify or verify the accurateness or completeness of any information provided to Primary Servicer by third parties, (ii) to certify information other than to Primary Servicer’s knowledge and in accordance with Primary Servicer’s responsibilities hereunder or (iii) with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by Primary Servicer have been completed except as they have been left blank on their face.

(b)               Notwithstanding anything to the contrary contained in this Section 3.08, with respect to each year in which the Trust or the trust for any Other Securitization, as applicable, is not subject to the reporting requirements of the Exchange Act, Primary Servicer shall not be required to deliver any certification under this Section 3.08.

Section 3.09.	Delivery of Mortgage Loan Purchase Agreement.

Following the Master Servicer's receipt of the Mortgage Loan Purchase Agreement from the Depositor, the Master Servicer shall provide a copy of such Mortgage Loan Purchase Agreement to the Primary Servicer.

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ARTICLE IV.

Preservation of the REMICs.

The Primary Servicer shall not take any action (whether or not authorized hereunder) as to which the Master Servicer has advised the Primary Servicer in writing that it or the Trustee has received an Opinion of Counsel to the effect that an Adverse REMIC Event or an adverse event with respect to the Grantor Trust could occur with respect to such action. Primary Servicer shall fully cooperate with the Master Servicer in connection with avoiding (i) the imposition of a tax on any portion of the Trust Fund or (ii) the failure of any Trust REMIC to qualify as a REMIC or the failure of the Grantor Trust to qualify as a grantor trust.

ARTICLE V.

PRIMARY SERVICER’S COMPENSATION AND EXPENSES

Section 5.01.	Primary Servicing Compensation.

(a)               As compensation for its activities hereunder, the Primary Servicer shall be entitled to receive (or retain from the Accounts, as applicable) the Primary Servicing Fee. Anything herein to the contrary notwithstanding, the Primary Servicer shall be paid such Primary Servicing Fee at such times as, and only to the extent that, the Master Servicer receives its Servicing Fee with respect to each Mortgage Loan under the PSA. Except as provided below, any reductions in the Servicing Fee that may be required under the PSA with respect to Prepayment Interest Shortfalls shall not affect the amount of the Primary Servicing Fee payable to the Primary Servicer and, consequently, the Primary Servicer shall not be entitled to any Prepayment Interest Excess but shall be entitled to recover unpaid Primary Servicing Fees to the extent the Master Servicer is permitted to do so under the PSA. In the event of a breach of Section 2.03(a)(vii) by the Primary Servicer resulting in an obligation by the Master Servicer to pay a Prepayment Interest Shortfall, the Primary Servicer shall on or before 1:00 p.m. New York City time on the Primary Servicer Remittance Date following such breach, remit to the Master Servicer, pursuant to wiring instructions from the Master Servicer, the amount as of any Distribution Date equal to the aggregate amount of any such Prepayment Interest Shortfall incurred as a result of the prepayment received in connection with such breach of Section 2.03(a)(vii). If such Prepayment Interest Shortfall is not remitted to the Master Servicer by 1:00 p.m. New York City time on the Primary Servicer Remittance Date, then the Primary Servicer shall also remit to the Master Servicer the Prepayment Interest Shortfall and full interest on such Prepayment Interest Shortfall at the federal funds rate from and including such Primary Servicer Remittance Date but excluding the date that such Prepayment Interest Shortfall is received by the Master Servicer.

(b)               The Primary Servicer shall also be entitled to retain, with respect to each related Mortgage Loan, as additional primary servicing compensation (the "Additional Primary Servicing Compensation"), the following:

(i)              to the extent received and to the extent the Master Servicer is entitled to retain such amounts under the PSA and any applicable Intercreditor Agreement and

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subject to Section 5.01(c), 100% of the Master Servicer's share of any assumption application fees and 50% of the Master Servicer’s share of any defeasance fees;

(ii)            100% of the Master Servicer's share of any charges for beneficiary statements and amounts collected for checks returned for insufficient funds actually paid by the Mortgagor;

(iii)           to the extent the Master Servicer is entitled to retain such amounts under the PSA and any applicable Intercreditor Agreement and actually received such amounts, 100% of all Penalty Charges paid by the related Mortgagor (to the extent the Primary Servicer is performing the related collection work and to the extent not required to be offset against outstanding interest on Advances or certain additional Trust expenses set forth in PSA Section 3.11);

(iv)          to the extent received and to the extent the Master Servicer is entitled to retain such amounts under the PSA and subject to Section 5.01(c) hereof, 50% of the Master Servicer’s share of any Excess Modification Fees, assumption fees, waiver fees, consent and earnout fees, review fees and other similar fees; and

(v)           subject to PSA Section 3.06, any interest or other income earned on deposits in the related Primary Servicer Accounts; provided, however, that the Primary Servicer shall be required to promptly remit to the Master Servicer any Additional Servicing Compensation and other amounts received from or on behalf of any Mortgagor which the Primary Servicer is not entitled to retain under this paragraph.

The Primary Servicer shall be entitled to 50% of the Master Servicer's share of any fees received by the Master Servicer with respect to any Master Servicer Decision, Major Decision or Special Servicer Decision in connection with a Mortgage Loan regardless as to whether the Primary Servicer processes such action or not. The Special Servicer will process all Major Decisions and Special Servicer Decisions, unless the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process such Major Decision or Special Servicer Decision, as applicable. If the Master Servicer and the Special Servicer mutually agree that the Master Servicer shall process such Major Decision or Special Servicer Decision, as applicable, the Primary Servicer shall process such Major Decision or Special Servicer Decision, as applicable, subject to the Master Servicer’s consent and any other consent required under the PSA. The Primary Servicer shall be responsible to process each Master Servicer Decision subject to the terms of this Agreement.

(c)               Except as otherwise provided herein or in the PSA, the Primary Servicer shall pay all its overhead and similar expenses incurred by it in connection with its servicing activities hereunder.

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ARTICLE VI.

THE MASTER SERVICER AND THE PRIMARY SERVICER

Section 6.01.	Primary Servicer Not to Assign; Merger or Consolidation of the Primary Servicer.

(a)               Except as otherwise provided in Section 6.01(b) hereof, or in Sections 2.02 or 3.02 hereof, the Primary Servicer shall not assign this Agreement for any reason or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof without the prior written consent of the Master Servicer, which consent shall not be unreasonably withheld or delayed.

(b)               The Primary Servicer shall not resign from its obligations and duties hereunder without giving the Master Servicer sixty (60) days prior written notice thereof or such lesser notice as may be acceptable to the Master Servicer to enable the Master Servicer to assume all of the Primary Servicer's rights, powers, duties and obligations under this Agreement; provided, however, that only fifteen (15) days prior written notice shall be required in connection with a resignation of the Primary Servicer as a result of the Master Servicer's failure to consent to any matters set forth in this Section 6.01.

(c)               The Primary Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the Primary Servicer shall be a party, or any Person succeeding to the business of the Primary Servicer, shall be the successor of the Primary Servicer hereunder, provided that, in any such case, the Primary Servicer has obtained the prior written consent of the Master Servicer, which shall not be unreasonably withheld or delayed, and such Person meets the requirements of the PSA; provided, however, that the Master Servicer’s consent shall not be required if the Primary Servicer is merged into or consolidated with a Qualified Affiliate or transfers all or substantially all of its assets to a Qualified Affiliate. Notwithstanding the foregoing, the Primary Servicer may not remain the Primary Servicer under this Agreement after (x) being merged or consolidated with or into any Person that is a Prohibited Party, or (y) transferring all or substantially all of its assets to any Person if such Person is a Prohibited Party, except to the extent (i) the Primary Servicer is the surviving entity of such merger, consolidation or transfer and has been and continues to be in compliance with its Regulation AB reporting obligations hereunder or (ii) the Master Servicer consents to such merger, consolidation or transfer. Such successor shall be deemed to have assumed all of the liabilities of the Primary Servicer hereunder, and upon written demand by the Master Servicer, such successor shall be required to promptly execute and deliver to the Master Servicer an agreement which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Primary Servicer under this Agreement and to serve as the Primary Servicer from and after the date of such agreement. Notwithstanding anything to the contrary, the Primary Servicer shall promptly notify the Master Servicer, the Certificate Administrator and the Trustee in the event the Primary Servicer becomes an Affiliate of the Trustee.

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Section 6.02.	Liability and Indemnification of the Primary Servicer and the Master Servicer.

(a)               None of the Primary Servicer nor any partners, directors, officers, shareholders, members, managers, employees or agents of the Primary Servicer (the “Primary Servicer Parties”) shall be under any liability to the Master Servicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Primary Servicer Parties against losses resulting from any breach of its warranties or representations made herein, or against any liability that would otherwise be imposed on the Primary Servicer by reason of the Primary Servicer’s willful misconduct, bad faith or negligence (or by reason of any specific liability imposed on the Primary Servicer pursuant to Section 2.01 hereof for a breach of the Accepted Primary Servicing Practices) in the performance of its duties hereunder or by reason of its negligent disregard of its obligations or duties hereunder. Each indemnified party hereunder shall give prompt written notice to the indemnitor of matters which may give rise to liability of such indemnitor hereunder; provided, however, that failure to give such notice shall not relieve the indemnitor of any liability except to the extent of actual prejudice. The Primary Servicer Parties may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder.

(b)               The Primary Servicer Parties shall be indemnified and held harmless by the Master Servicer from any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses (for the avoidance of doubt, including without limitation reasonable attorneys’ fees and expenses and expenses relating to the enforcement of this indemnity and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with any actual or threatened legal or administrative action (whether in equity or at law) or claim relating to this Agreement (collectively, the "Losses") incurred by Primary Servicer (i) resulting from (A) any breach by the Master Servicer of a representation or warranty made by it herein or (B) the Master Servicer’s willful misconduct, bad faith or negligence in the performance of its obligations and duties hereunder or negligent disregard of its obligations and duties hereunder or (ii) that may be imposed on, incurred by or asserted against it in connection with, related to, or arising out of, this Agreement or the transactions contemplated by this Agreement, other than any Losses incurred by the Primary Servicer (A) that are specifically required to be borne by the Primary Servicer without right of reimbursement pursuant to the terms hereof or (B) incurred by reason of (1) a breach of any representation or warranty by the Primary Servicer, or (2) willful misconduct, bad faith or negligence of the Primary Servicer in the performance of its respective obligations or duties hereunder or negligent disregard of its respective obligations or duties under this Agreement; provided, however, that the indemnification under clause (ii) above shall be strictly limited to any actual amount of indemnification received by the Master Servicer under the PSA as a result of pursuing the Trust on behalf of the Primary Servicer for such indemnification. The Master Servicer agrees to use reasonable efforts to pursue the Trust for any indemnification against any Losses incurred by the Primary Servicer under clause (ii) above.

(c)               The Primary Servicer shall be under no obligation to appear in, prosecute or defend any legal or administrative action (whether in equity or at law), proceeding, hearing or examination that is not incidental to its respective duties under this Agreement, and, except in the case of a legal

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action the costs of which such party is specifically required hereunder to bear, in its option does not involve it in any ultimate expense or liability for which it would not be reimbursed hereunder.

(d)               The Master Servicer and any partners, directors, officers, shareholders, members, managers, employees or agents of the Master Servicer shall be indemnified and held harmless by the Primary Servicer against any Losses incurred by the Master Servicer in connection with Losses resulting from (i) any breach by the Primary Servicer of a representation or warranty made by it herein or (ii) any willful misconduct, bad faith, fraud or negligence by the Primary Servicer in the performance of its obligations or duties hereunder or by reason of negligent disregard of such obligations or duties. The Master Servicer and any partners, directors, officers, shareholders, members, managers, employees or agents of the Master Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person (including, without limitation, the Special Servicer) respecting any matters arising hereunder.

(e)               The Primary Servicer shall indemnify and hold harmless each Certification Party and the Master Servicer and any partners, directors, officers, shareholders, members, managers, employees, agents or Affiliates of the Master Servicer from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and any other costs, fees and expenses (for the avoidance of doubt, including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) incurred by such Certification Party arising out of (a) a breach of its obligations to provide any of the annual compliance statements or annual assessment of compliance with the servicing criteria or attestation reports pursuant to this Agreement, (b) negligence, bad faith or willful misconduct on its part in the performance of such obligations, (c) any failure by it, as a Servicer (as defined in PSA Section 11.02(b)) to identify a Servicing Function Participant pursuant to PSA Section 11.02(c), or (d) delivery of any Deficient Exchange Act Deliverable.

In addition, the Primary Servicer shall cooperate (and require each Servicing Function Participant and Additional Servicer retained by it to cooperate under any applicable sub-subservicing agreement) with the Master Servicer, the Depositor and each Other Depositor as necessary for the Master Servicer, the Depositor or such Other Depositor, as applicable, to conduct any reasonable due diligence necessary to evaluate and assess any material instances of non-compliance disclosed in any of the deliverables required by the applicable Reporting Requirements.

In connection with comments provided to the Depositor or any Other Depositor from the Commission or its staff regarding information (x) delivered by the Primary Servicer, (y) regarding the Primary Servicer, and (z) prepared by the Primary Servicer or any registered public accounting firm, attorney or other agent retained by the Primary Servicer to prepare such information, which information is contained in a report filed by the Depositor or any Other Depositor under the Reporting Requirements and which comments are received subsequent to the Depositor's or any Other Depositor’s filing of such report, upon receipt of such comments from the Depositor or Other Depositor, as applicable, the Master Servicer shall promptly provide to the Primary Servicer any such comments which relate to the Primary Servicer. Primary Servicer shall be responsible for timely preparing a written response to the Commission or its staff for inclusion in the Depositor’s or any Other Depositor’s or the Master Servicer's, as applicable, response to the Commission or

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its staff, unless Primary Servicer elects, with the consent of the Depositor or Other Depositor, as applicable, and the Master Servicer (which consent shall not be unreasonably denied, withheld or delayed), to directly communicate with the Commission or its staff and negotiate a response and/or resolution with the Commission or its staff; provided that if the Primary Servicer (or a sub-subservicer retained by the Primary Servicer) is a Servicing Function Participant or an Additional Servicer, the Primary Servicer shall provide copies to the Master Servicer of all material communications pursuant to this paragraph. If such election is made, the Primary Servicer shall be responsible for directly negotiating such response and/or resolution with the Commission or its staff in a timely manner; provided, that (i) Primary Servicer shall use reasonable efforts to keep the Depositor or any Other Depositor, as applicable, and the Master Servicer informed of its progress with the Commission or its staff and copy the Depositor or Other Depositor, as applicable, and the Master Servicer on all correspondence with the Commission or its staff and provide the Depositor or any other Depositor, as applicable, and the Master Servicer with the opportunity to participate (at the Depositor's or any Other Depositors, as applicable, or Master Servicer's, as applicable, expense) in any telephone conferences and meetings with the Commission or its staff and (ii) the Master Servicer shall cooperate with the Primary Servicer in order to authorize the Primary Servicer and its representatives to respond to and negotiate directly with the Commission or its staff with respect to any comments received from the Commission or its staff relating to Primary Servicer and to notify the Commission or its staff of such authorization. The Master Servicer and the Primary Servicer shall cooperate and coordinate with each other with respect to any requests made to the Commission or its staff for any extension of time for submitting a response or compliance. All reasonable out-of-pocket costs and expenses incurred by the Depositor or any Other Depositor, as applicable, and the Master Servicer (including reasonable legal fees and expenses of outside counsel to the Depositor or any Other Depositor, as applicable, and the Master Servicer) in connection with the foregoing (other than those costs and expenses required to be at the Depositor's or any Other Depositor’s, as applicable, expense as set forth above) and any amendments to any reports filed with the Commission or its staff therewith shall be promptly paid by the Primary Servicer upon receipt of an itemized invoice from the Depositor or any Other Depositor, as applicable, and/or the Master Servicer, as applicable. The Primary Servicer shall use commercially reasonable efforts to cause any Servicing Function Participant or Additional Servicer retained by it to comply with the foregoing by inclusion of similar provisions in the related sub-subservicing or similar agreement.

If the indemnification provided for in this Section 6.02(e) is unavailable or insufficient to hold harmless any Certification Party, the Depositor, each Other Depositor, or the Master Servicer or any partners, directors, officers, shareholders, members, managers, employees, agents or Affiliates of any Certification Party, the Depositor, each Other Depositor, or the Master Servicer, then the Primary Servicer shall contribute to the amount paid or payable to the Certification Party as a result of the losses, claims, damages or liabilities of the Certification Party in such proportion as is appropriate to reflect the relative fault of the Certification Party on the one hand and the Primary Servicer on the other in connection with a breach of the Primary Servicer’s obligations pursuant to PSA Article XI, this Agreement or the Primary Servicer’s negligence, bad faith or willful misconduct in connection therewith. The Primary Servicer shall cause any Primary Servicer with which it enters into a servicing relationship with respect to the Mortgage Loans to agree to the foregoing indemnification and contribution obligations.

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(f)                The indemnification, exculpation, and other protections and provisions in this Section 6.02 shall survive the termination of this Agreement or the earlier resignation or removal of the Master Servicer or the Primary Servicer.

Section 6.03.	Representations and Warranties.

The Primary Servicer hereby represents, warrants and covenants to the Master Servicer that as of the date hereof:

(a)               The Primary Servicer is duly organized, validly existing and in good standing under the laws of the state of its organization, and is authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to the extent necessary to ensure the enforceability of the related Mortgage Loans or the compliance with its obligations under the Agreement and the Master Servicer’s obligations under the PSA (it being understood that such obligations of the Master Servicer for which the Primary Servicer is responsible for are set forth in this Agreement);

(b)               The execution and delivery of this Agreement by the Primary Servicer, and the performance and compliance with the terms of this Agreement by the Primary Servicer, do not (i) violate the Primary Servicer’s organizational documents, (ii) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets or (iii) violate any law, rule, regulation, order, judgment or decree to which the Primary Servicer or its property is subject, which, in the case of either (ii) or (iii), is likely to materially and adversely affect either the ability of the Primary Servicer to perform its obligations under this Agreement or its financial condition;

(c)               The Primary Servicer has the full corporate power and authority to enter into and consummate all transactions to be performed by it as contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(d)               This Agreement, assuming due authorization, execution and delivery by the Master Servicer, constitutes a valid, legal and binding obligation of the Primary Servicer, enforceable against the Primary Servicer in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights generally, and, to the extent applicable, the rights of creditors of national banks or of “financial companies” (as defined in Section 201 of the Dodd-Frank Act) or their Affiliates, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(e)               The Primary Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Primary Servicer’s good faith and reasonable judgment, is likely to materially and adversely

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affect either the ability of the Primary Servicer to perform its obligations under this Agreement or the financial condition of the Primary Servicer;

(f)                No litigation is pending or, to the best of the Primary Servicer’s knowledge, threatened against the Primary Servicer which would prohibit the Primary Servicer from entering into this Agreement, or, in the Primary Servicer’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Primary Servicer to perform its obligations under this Agreement;

(g)               No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required under federal or state law for the execution, delivery and performance by the Primary Servicer of, or compliance by the Primary Servicer with, this Agreement or the Primary Servicer’s consummation of any transactions contemplated hereby, other than (A) such consents, approvals, authorizations, orders, qualifications, registrations, filings or notices as have been obtained, made or given prior to the actual performance by the Primary Servicer of its obligations under this Agreement or (B) where the lack of such consent, approval, authorization, order, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Primary Servicer under this Agreement;

(h)               The Primary Servicer has examined each primary servicing or sub-subservicing agreement relating to the Mortgage Loans to which it is a party, and shall examine each primary servicing or sub-subservicing agreement relating to Mortgage Loans to which it intends to become a party, and in each such case, the terms of such primary servicing or sub-subservicing agreements, as applicable, are not, or, in the case of any primary servicing or sub-subservicing agreement to be entered into by such Primary Servicer at a future date, will not be, materially inconsistent with the terms of this Agreement;

(i)                 Each officer and employee of the Primary Servicer that has responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance and the fidelity bond maintained by the Primary Servicer in the amounts and with the coverage required by PSA Section 3.07 or the Primary Servicer self-insures for such errors and omissions coverage in compliance with the requirements of PSA Section 3.07;

(j)                 The Primary Servicer is not an Affiliate of the Operating Advisor, the Asset Representations Reviewer, or the Trustee and is not a Prohibited Party; and

(k)                To its actual knowledge, the Primary Servicer is not the Operating Advisor, the Asset Representations Reviewer, the Trustee or any of their respective Risk Retention Affiliates.

The Master Servicer hereby makes, ratifies, and confirms to the Primary Servicer each of the representations and warranties made by the Master Servicer in PSA Section 6.01(a) as of the Closing Date.

The foregoing representations and warranties shall survive the execution and delivery of this Agreement. Upon discovery by either the Master Servicer or the Primary Servicer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other party.

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ARTICLE VII.

PRIMARY SERVICER TERMINATION EVENTS; TERMINATION

Section 7.01.	Primary Servicer Termination Events; Primary Servicer Non-Affiliate Covenant.

(a)               "Primary Servicer Termination Event", wherever used herein with respect to the Primary Servicer, means any one of the following events:

(i)             any failure by the Primary Servicer to make any deposit to the Primary Servicer Accounts, or to remit to the Master Servicer, any amount required to be so deposited or remitted by the Primary Servicer pursuant to and in accordance with this Agreement, which failure continues unremedied for one (1) Business Day following the date on which such deposit or remittance was required to be made; or

(ii)            any failure on the part of the Primary Servicer duly to observe or perform in any material respect any of its other covenants or obligations on the part of the Primary Servicer contained in this Agreement in all material respects, which failure, in either event, continues unremedied for a period of twenty (20) days (or (A) with respect to any year that a report on Form 10-K is required to be filed, three (3) Business Days with respect to Primary Servicer’s obligations contemplated by PSA Article XI, or (B) ten (10) days in the case of a failure to pay the premium for any property insurance policy required to be maintained hereunder) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Primary Servicer by the Master Servicer; provided, however, if such failure is capable of being cured and the Primary Servicer is diligently pursuing such cure, such period will be extended an additional twenty (20) days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting; or

(iii)          any breach on the part of the Primary Servicer of any representation or warranty contained in Section 6.03 hereof, which materially and adversely affects the interests of any Class of Certificateholders or Companion Holders (excluding the holder of any Non-Serviced Companion Loan) and which continues unremedied for a period of twenty (20) days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Primary Servicer by the Master Servicer, provided, however, that if such breach is capable of being cured and the Primary Servicer is diligently pursuing such cure, such twenty (20) day period shall be extended for an additional thirty (30) days; or

(iv)          a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been

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entered against the Primary Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of fifty (50) days; or

(v)            the Primary Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Primary Servicer, or of or relating to all or substantially all of its property; or

(vi)          the Primary Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing; or

(vii)        any Rating Agency (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more class of Certificates or Serviced Pari Passu Companion Loan Securities, as applicable, or (ii) placed one or more class of Certificates or Serviced Pari Passu Companion Loan Securities, as applicable, on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), (A) such rating action has not been withdrawn by Moody’s or KBRA, as applicable (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) within sixty (60) days of such rating action) and (B) such Rating Agency (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has publicly cited servicing concerns with the Master Servicer (because of actions of the Primary Servicer) or the Primary Servicer as the sole or a material factor in such rating action; or

(viii)       the Primary Servicer is no longer rated at least "CPS3" as a Primary Servicer by Fitch and such rating is not reinstated within sixty (60) days of the delisting; or

(ix)           promptly following the Primary Servicer being or becoming a Risk Retention Affiliate of the Third Party Purchaser or a Successor Third Party Purchaser; or

(x)            a Servicer Termination Event by the Master Servicer under PSA Section 7.01 which Servicer Termination Event occurred as a result of the direct failure of the Primary Servicer to perform any obligation required hereunder; or

(xi)           the failure of the Primary Servicer to comply with any of the requirements under Sections 3.05, 3.06, 3.07 and 3.08 hereof applicable to such Primary Servicer, including the failure to deliver any reports or certificates at the time such report or certification is required under Sections 3.05, 3.06, 3.07 and 3.08, which failure continues for five (5) days after written notice thereof; or

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(xii)         any failure by the Primary Servicer to deliver by the due date any Exchange Act reporting items required to be delivered (A) to the Master Servicer, the Certificate Administrator or the Depositor hereunder or under PSA Article XI, or (B) with respect to any Serviced Companion Loan, to the applicable master servicer under any other pooling and servicing agreement that the Depositor is a party to; or

(xiii)        any failure by the Primary Servicer to perform in any material respect any of its covenants or obligations contained in herein regarding creating, obtaining or delivering any Exchange Act reporting items required for any party to this Agreement to perform its obligations under PSA Article XI or, with respect to any Serviced Companion Loan, under the Exchange Act reporting items required under any other pooling and servicing agreement that the Depositor is a party to.

then, and in each and every case, so long as a Primary Servicer Termination Event shall not have been remedied, the Master Servicer may, by notice in writing to the Primary Servicer, in addition to whatever rights the Master Servicer may have at law or in equity, including injunctive relief and specific performance, immediately terminate all of the rights and obligations of the Primary Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, subject to Section 7.02 hereof, without the Master Servicer incurring any penalty or fee of any kind whatsoever in connection therewith. Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Primary Servicer Termination Event. On or after the receipt by the Primary Servicer of such written notice of termination from the Master Servicer, all authority and power of the Primary Servicer in this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer, and the Primary Servicer agrees to cooperate with the Master Servicer in effecting the termination of the Primary Servicer's responsibilities and rights hereunder, including, without limitation, the remittance of funds and the transfers of the Primary Servicing Files as set forth in Section 7.02. Notwithstanding the foregoing, upon any termination of the Primary Servicer, the Primary Servicer will be entitled to receive all accrued and unpaid Primary Servicing Fees and Additional Primary Servicing Compensation through the date of termination.

(b)               Upon discovery by the Primary Servicer of any Primary Servicer Termination Event (but regardless of whether any notice has been given as provided in this Agreement or any cure period provided herein has expired), the Primary Servicer shall give prompt written notice thereof to the Master Servicer.

(c)               The Master Servicer may waive in writing any default by the Primary Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Primary Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

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(d)               The Primary Servicer shall not be or become Risk Retention Affiliated with the Third Party Purchaser or a Successor Third Party Purchaser. If the Primary Servicer is or becomes Risk Retention Affiliated with the Third Party Purchaser or a Successor Third Party Purchaser, the Primary Servicer shall promptly notify the Master Servicer and the Primary Servicer shall be terminated as Primary Servicer under this Agreement pursuant to Section 7.02(a)(ii) below.

Section 7.02.	Termination of Agreement.

(a)               This Agreement shall be terminated with respect to the Primary Servicer:

(i)                 pursuant to PSA Section 3.20 or Section 7.01 hereof, if the Master Servicer elects to terminate the Primary Servicer following a Primary Servicer Termination Event (except as provided in clause (iii) below);

(ii)              promptly following the Primary Servicer being or becoming Risk Retention Affiliated with the Third Party Purchaser or a Successor Third Party Purchaser;

(iii)            immediately by the Master Servicer (or at the Depositor's request to the extent that the Depositor has the right to request termination of the Primary Servicer under the PSA) pursuant to Section 7.01(a)(xii) and (xiii) hereof or PSA Section 3.20(a)(ix);

(iv)             upon resignation by the Primary Servicer as provided in Section 6.01 hereof;

(v)               with respect to any Mortgage Loan, in the event such Mortgage Loan is substituted or defeased pursuant to PSA Sections 2.03 and 3.18;

(vi)             at the option of the Master Servicer in its sole discretion with respect to any Mortgage Loan in the event such Mortgage Loan is purchased or repurchased pursuant to PSA Sections 2.03, 3.16 or 9.01; or

(vii)          if the Master Servicer’s responsibilities and duties as Master Servicer under the PSA have been assumed by the Trustee, and the Trustee exercises it right to terminate the Primary Servicer pursuant to PSA Section 3.20. For the avoidance of doubt, this Agreement shall constitute a Sub-Servicing Agreement and Primary Servicer shall be deemed an Initial Sub-Servicer.

(b)               If the Master Servicer's responsibilities and duties as Master Servicer under the PSA have been assumed by the Trustee, the Trustee shall, without act or deed on the part of the Trustee, succeed to all of the rights and obligations of the Master Servicer under this Agreement as provided in PSA Section 3.20, and the Primary Servicer shall be bound to the Trustee under all of the terms, covenants and conditions of this Agreement with the same force and effect as if the Trustee was originally the Master Servicer under this Agreement; and the Primary Servicer does hereby attorn to the Trustee, as the Master Servicer hereunder, said attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties hereto immediately upon the Trustee succeeding to the interest of the Master Servicer hereunder. The Primary Servicer agrees, however, upon written demand by the Trustee to promptly execute and

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deliver to the Trustee an instrument in confirmation of the foregoing provisions, satisfactory to the Trustee, in which the Primary Servicer shall acknowledge such attornment and shall confirm to the Trustee its agreement to the terms and conditions of this Agreement. References to the Trustee in this Section 7.02(b) shall be deemed to include the Trustee's designee or any other successor to the Master Servicer.

(c)               Termination pursuant to this Section or as otherwise provided herein shall be without prejudice to any rights of the Master Servicer or the Primary Servicer which may have accrued through the date of termination hereunder, including rights to be paid and reimbursed any outstanding Primary Servicing Fees and Additional Primary Servicing Compensation. In connection with any such termination, the terminated Primary Servicer shall (i) (other than in respect of a termination resulting from clause (a)(viii) of this Section 7.02) remit all funds in the related Primary Servicer Accounts to the Master Servicer or such other Person designated by the Master Servicer, net of accrued Primary Servicing Fees and Additional Primary Servicing Compensation through the termination date which are due and payable to the Primary Servicer, (ii) (other than in respect of a termination resulting from clause (a)(viii) of this Section 7.02) deliver all related Primary Servicing Files to the Master Servicer or to Persons designated by the Master Servicer, and (iii) fully cooperate with the Master Servicer to effectuate an orderly transition of the servicing of the related Mortgage Loans. All rights of the terminated Primary Servicer relating to the following after such termination shall continue in full force and effect until payment or other satisfaction in accordance with this Agreement or termination of the Trust: (y) indemnification pursuant to Section 6.02 hereof; and (z) the payment of its Primary Servicing Fees and Additional Primary Servicing Compensation which in any such case accrued under the terms of this Agreement on or before the date of such termination shall continue in full force and effect until payment or other satisfaction in accordance with this Agreement.

ARTICLE VIII.

MISCELLANEOUS PROVISIONS

Section 8.01.	Rating Agency Communications.

(a)               The Primary Servicer shall not provide any information directly to, or communicate with, either orally or in writing, any Rating Agency or any NRSRO regarding the Certificates or the Mortgage Loans relevant to such Rating Agency’s or NRSRO's surveillance of the Certificates or Mortgage Loans, including, but not limited to, providing responses to inquiries from a Rating Agency or NRSRO regarding the Certificates or the Mortgage Loans relevant to such Rating Agency’s or NRSRO's surveillance of the Certificates and requests for Rating Agency Confirmation. All such information will be provided by, and all such communications, responses and requests will be made by, the Master Servicer in accordance with the procedures required by the PSA. To the extent that the Master Servicer is required to provide any information to, or communicate with, any Rating Agency or NRSRO in accordance with its obligations under the PSA and such information or communication is regarding the Mortgage Loans or the primary servicing by the Primary Servicer under this Agreement, the Primary Servicer shall provide the information to the Master Servicer necessary for the Master Servicer to fulfill such obligations. The Primary Servicer shall have no liability with regard to the Master Servicer's failure to provide to the Depositor or any other party any information, reports and certificates the Master Servicer is

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required to delivery under the PSA unless such failure is the result of the Primary Servicer's failure to meet its obligations hereunder. None of the foregoing restrictions in this Agreement shall prohibit or restrict oral or written communications, or providing information, between the Primary Servicer, on the one hand, and any Rating Agency or NRSRO, on the other hand, with regard to (i) such Rating Agency’s or NRSRO’s review of the ratings it assigns to the Primary Servicer, (ii) such Rating Agency’s or NRSRO’s approval of the Primary Servicer as a commercial mortgage master, special or primary servicer or (iii) such Rating Agency's or NRSRO’s evaluation of the Primary Servicer's servicing operations in general; provided, that the Primary Servicer shall not provide any information relating to the Certificates or the Mortgage Loans to any Rating Agency or NRSRO in connection with such review and evaluation by such Rating Agency or NRSRO unless (x) Mortgagor, property and other deal specific identifiers are redacted; (y) such information has already been provided to the 17g-5 Information Provider and has been uploaded on to the 17g-5 Information Provider’s Website; or (z) the Rating Agency confirms that it does not intend to use such information in undertaking credit rating surveillance with respect to the Certificates provided, however, that the Rating Agencies may use information delivered under this clause (z) for any purpose to the extent it is publicly available (unless the availability results from a breach of this Agreement) or comprised of information collected by the applicable Rating Agency from the 17g-5 Information Provider’s Website (or another 17g-5 information provider’s website that they have access to) other than pursuant to this Section 8.01.

(b)               The Primary Servicer hereby expressly agrees to indemnify and hold harmless the Master Servicer and its respective partners, directors, officers, shareholders, members, managers, employees, agents, Affiliates and controlling persons, and the Trust Fund (each, an "Indemnified Party"), from and against any and all Losses, joint or several, to which any such Indemnified Party may become subject, under the Securities Act, the Exchange Act or otherwise, pursuant to a third-party claim, insofar as such Losses arise out of or are based upon the Primary Servicer’s breach of this Section 8.01 (including, without limitation, a determination by a Rating Agency that it cannot reasonably rely on representations made by the Depositor or any Affiliate thereof pursuant to Exchange Act Rule 17g-5(a)(3), but solely to the extent such determination is caused by a breach of this Section 8.01 by the Primary Servicer), and will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, as such expenses are incurred.

Section 8.02.	Amendment.

This Agreement contains the entire agreement between the parties relating to the subject matter hereof and may be amended from time to time by the Master Servicer and the Primary Servicer only by written agreement executed by the party or parties against whom the enforcement of such amendment is sought. Master Servicer shall not consent to any modification to the PSA in any manner which would increase the obligations or limit the rights of the Primary Servicer under the PSA or under this Agreement without the prior written consent of the Primary Servicer (which consent shall not be unreasonably withheld).

Section 8.03.	Governing Law; Waiver of Jury Trial; Submission to Jurisdiction.

(a)               THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE

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PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5 1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

(b)               EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER.

(c)               THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.04.	Notices.

All demands, notices and communications hereunder shall be in writing and addressed in each case as follows:

(a)	if to the Primary Servicer, at:
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Trimont LLC

Commercial Mortgage Servicing

550 S. Tryon Street, Suite 2400

Charlotte, NC 28202

Attention: BANK 2025-BNK49 Asset Manager

Email: trimont.commercial.servicing@cms.trimont.com

with a copy to:

Trimont LLC

Two Alliance Center

3560 Lenox Rd NE, Suite 2200

Atlanta, GA 30326

Attention: Legal Department

Email: legaldepartment@trimont.com

and:

K&L Gates LLP

300 South Tryon Street, Suite 1000

Charlotte, North Carolina 28202

Attention: Stacy G. Ackermann

(b)	if to the Master Servicer:

by U.S. Mail at:

Midland Loan Services, a Division of PNC Bank, National Association

P.O. Box 25965

Shawnee Mission, KS 66225-5965

Attention: Executive Vice President - Division Head

Facsimile No.: 1-888-706-3565

Email: NoticeAdmin@midlandls.com and MLSSubservicergroup@midlandls.com or by delivery to:

Midland Loan Services, a Division of PNC Bank, National Association

10851 Mastin, Suite 300

Overland Park, KS 66210

Attention: Executive Vice President - Division Head

with a copy to:

Eversheds Sutherland (US) LLP

700 Sixth Street, NW, Suite 700

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Washington, DC 20001

Facsimile No.: (202) 637-3593

Attention: Lisa A. Rosen & Tom Dugan

Email: LisaRosen@Eversheds-Sutherland.us; TomDugan@Eversheds-Sutherland.us

Any of the above-referenced Persons may change its address for notices hereunder by giving notice of such change to the other Persons. All notices and demands shall be deemed to have been given at the time of the delivery at the address of such Person for notices hereunder if personally delivered at or couriered, sent by facsimile transmission or mailed by certified or registered mail, postage prepaid. Any notice required to be delivered under this Agreement may be provided electronically (including by electronic mail).

(c)               To the extent that any demand, notice or communication hereunder is given to the Primary Servicer by a Responsible Officer of the Master Servicer, such Responsible Officer shall be deemed to have the requisite power and authority to bind the Master Servicer with respect to such communication, and the Primary Servicer may conclusively rely upon and shall be protected in acting or refraining from acting upon any such communication. To the extent that any demand, notice or communication hereunder is given to the Master Servicer by a Responsible Officer of the Primary Servicer, such Responsible Officer shall be deemed to have the requisite power and authority to bind the Primary Servicer with respect to such communication, and the Master Servicer may conclusively rely upon and shall be protected in acting or refraining from acting upon any such communication.

Section 8.05.	Consistency with PSA; Severability of Provisions.

This Agreement shall be subject to the provisions of the PSA and any applicable Intercreditor Agreement, which provisions shall be paramount and controlling and shall supersede the provisions of this Agreement to the extent of any conflicts or inconsistencies. If one or more of the provisions of this Agreement shall be for any reason whatever held invalid or unenforceable or shall be determined to be inconsistent with the PSA or any applicable Intercreditor Agreement, such provisions shall be deemed severable from the remaining covenants, agreements and provisions of this Agreement and such invalidity or unenforceability shall in no way affect the validity or enforceability of such remaining provisions or the rights of any parties hereto. To the extent permitted by law, the parties hereto hereby waive any provision of law that renders any provision of this Agreement invalid or unenforceable in any respect.

Section 8.06.	Inspection and Audit Rights.

The Primary Servicer agrees that, on reasonable prior notice, it will permit any representative of the Master Servicer, during the Primary Servicer's normal business hours, reasonable access at its principal servicing offices to examine all books of account, records, reports and other documents of the Primary Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by accountants selected by the Master Servicer, and to discuss matters relating to the Mortgage Loans with the Primary Servicer's officers and employees.

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Section 8.07.	Protection of Confidential Information.

The Primary Servicer shall keep confidential and shall not divulge to any party, without the Master Servicer’s prior written consent (which shall not be unreasonably withheld or delayed), any information pertaining to the Mortgage Loans, the Mortgaged Properties or the Mortgagors except to the extent that the Primary Servicer provides prior written notice to the Master Servicer and (a) it is appropriate for the Primary Servicer to do so (i) in working with legal counsel, auditors, other advisors, taxing authorities or other governmental agencies, (ii) in accordance with Accepted Primary Servicing Practices or (iii) when required by any law, regulation, ordinance, court order or subpoena or (b) the Primary Servicer is disseminating general statistical information relating to the mortgage loans being serviced by the Primary Servicer (including the Mortgage Loans) so long as the Primary Servicer does not identify the owner of the Mortgage Loans or the Mortgagors.

Section 8.08.	Binding Effect; No Partnership; Counterparts.

Subject to Section 6.01 hereof, with respect to the Primary Servicer, the provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto, and the services of the Primary Servicer shall be rendered as an independent contractor for the Master Servicer. For the purpose of facilitating the execution of this Agreement as herein provided and for other purposes, this Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument, and the words “executed,” “signed,” “signature” and words of like import as used above and elsewhere in this Agreement or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 8.09.	Third Party Beneficiaries.

The Trustee (for the benefit of the Certificateholders and the related Pari Passu Companion Loan Holder (if applicable)) and the Trustee (as holder of the Lower-Tier Regular Interests) shall each be a third party beneficiary under this Agreement. Except to the extent the Trustee or its designee assumes the obligations of the Master Servicer contemplated in this Agreement and the PSA, none of the Trust, the Trustee, the Operating Advisor, the Certificate

32

Administrator, the Special Servicer, any successor master servicer, any successor special servicer or any Certificateholder (or the related Companion Holder, if applicable) have any duties under this Agreement or any liabilities arising from this Agreement.

Section 8.10.	Article and Section Headings.

The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning thereof.

Section 8.11.	Non-Solicitation

Without the prior written consent of the Primary Servicer (or as discussed below), the Master Servicing Group (as defined below) shall not disclose to any Person employed by the Master Servicer or an Affiliate thereof that is part of a business unit that originates or refinances mortgage loans any information that the Master Servicing Group has received or obtained or generated or is otherwise in its possession as a result of its acting as Master Servicer under the PSA (including any information received from the Special Servicer if the Master Servicer and the Special Servicer are the same party). In addition, without the prior written consent of the Primary Servicer, the Master Servicing Group shall not take any direct or indirect action, nor will it direct a third party to take any action, to refinance or solicit the refinancing of any Mortgage Loan except in performance of its duties as Master Servicer under the PSA. For purposes of this Section 8.11, the "Master Servicing Group" shall mean the business unit of the Master Servicer (which, with respect to PNC Bank, National Association, is called Midland Loan Services, a Division of PNC Bank, National Association) that is in the business of master servicing and/or primary servicing commercial multifamily mortgage loans that are in securitizations. Notwithstanding the foregoing, the following shall not constitute violations of this Section 8.11: (i) dissemination of information or reports as contemplated by the PSA, (ii) promotions or contacts undertaken by the Master Servicer or any Affiliate of the Master Servicer which are directed to commercial mortgage loan borrowers, originators and mortgage brokers generally, which promotions, in each case, are based upon information that has been acquired from a source other than the Master Servicing Group, including, commercially acquired mailing lists or information generally available in the public domain, (iii) actions taken in connection with serving the refinancing needs of a Mortgagor who, without such solicitation by the Master Servicer as described in the second preceding sentence, contacts the Master Servicer in connection with the refinance of such Mortgage Loan, (iv) actions taken or communications made by the Master Servicing Group in connection with the sale of a Specially Serviced Loan or (v) contacts or solicitations based on information that has been made available in the public domain by a source other than the Master Servicing Group and not by reason of any action or inaction by the Master Servicing Group, or that was independently developed or already in possession of the Master Servicing Group or the Master Servicer or its Affiliates without accessing information acquired in connection with duties as Master Servicer under the PSA.

[SIGNATURE PAGES TO FOLLOW]

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IN WITNESS WHEREOF, the Master Servicer and the Primary Servicer have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION

By:	/s/ David A. Eckels

Name:	David A. Eckels

Title:	Senior Vice President

("Master Servicer")

[SIGNATURE AND NOTICE ADDRESS PAGES AND MORTGAGE LOAN

SCHEDULES FOR THE PRIMARY SERVICER TO FOLLOW]

Trimont-Midland Primary Servicing Agreement – Midland Signature Page – BANK 2025-BNK49

TRIMONT LLC

By:	/s/ Amanda Perkins

Name:	Amanda Perkins

Title:	Authorized Signatory

("Primary Servicer")

Trimont-Midland Primary Servicing Agreement -Trimont Signature Page - BANK 2025-BNK49

SCHEDULE I

Mortgage Loan Schedule

Property Name	Principal Balance	Primary Servicing Fee Rate (basis points)
Burgard Industrial Park	$10,175,000.00	0.25
Rombout Village	$5,493,223.15	0.25
Salem Mini Storage	$3,500,000.00	0.25
Marriott Dallas Las Colinas	$92,250,000.00	0.25

Trimont-Midland Primary Servicing Agreement – BANK 2025-BNK49 Mortgage Loan Schedule

EXHIBIT "A"

(Inspection Reports)

(see attached)

A-1

MBA Standard Inspection Form
Version: 3.03

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Inspection Report Tabs and Scope presets

Basic Inspection	Fannie Mae Inspection
Repairs Verification	Freddie Mac Inspection

Select Report Tabs to be shown based on the scope of the inspection

General Info	Mgmt Interview	Senior Housing Supplement
Physical Condition & DM	Multifamily	Hospitals
Photos	Fannie Mae Assmt Addendum	Rating Scale Tabs
Rent Roll	FRE Assmt Addendum	MBA Ratings
	Repairs Verification	Fannie Mae Ratings

MBA Rating Scale Definitions

1

● New or like new condition

● All major building components are new or like new

● All vacant units/space are rent ready & reflect the highest current market standards

● No Deferred Maintenance items (only Routine Maintenance)

● No Life Safety or code violations exist

● Positive impact to marketability

● Deferred Maintenance and Life Safety – No actions are required

2

● Above average condition for the property’s age and market, minimal wear and tear

● All major building components in functional condition

● All vacant units/space are rent ready or in the process of being made rent ready

● No Deferred Maintenance items (only Routine Maintenance)

● No Life Safety or code violations exist

● No impact to marketability

● Deferred Maintenance and Life Safety – No actions are required

3

● Normal condition for the property’s age and market, general wear and tear.

● All major building components in functional condition

● Most vacant units or space are rent ready or in the process of being made rent ready

● No/minor Life Safety or code violations exist

● No impact to marketability

● Deferred Maintenance and Life Safety - Appropriate actions are planned or in progress

4

● Deteriorating condition for the property’s age and market

● A building component is not in fully functional condition

● Few rent-ready units or space

● Limited major Deferred Maintenance and/or numerous minor Deferred Maintenance items

● Some Life Safety or code violations exist

● Negative impact to marketability

● Deferred Maintenance and Life Safety - Actions are not addressed as quickly as required and/or further action is necessary, additional monitoring may be appropriate

5

● Inferior conditions

● Multiple building components non-functional

● Vacant units or space are in poor to down condition

● Severe Deferred Maintenance items

● Multiple Life Safety or code violations exist

● Negative impact to marketability

● Deferred Maintenance and Life Safety – No Action taken and/or further action is necessary – additional monitoring is appropriate

Not Applicable	No components exist (therefore, no rating is possible)
Not Accessible

● No component was visible due to inability to view the condition based on access, Life Safety, weather conditions or other blockages.

● Deferred Maintenance items can not be determined based on lack of access. Further action or review may be required.

Refer to the MBA Reference Guide for Commercial and Multifamily Property Inspection Reports for more information.

Copyright 2008-2018 Mortgage Bankers Association, Washington, DC

Fannie Mae Rating Scale Definitions

1

No concerns observed. No further action required.

● Excellent condition; typically newer property or property with recent major rehab/significant investment

● No observed or reported Deferred Maintenance issues

● No Life Safety issues observed

● Superior RM practices that are extending the RUL of systems and components

● Capital needs are addressed; major components and systems are like new, in excellent condition and high probability they will significantly exceed the loan term

2

Some minor issues noted. Limited follow-up required.

● Very Good/Good condition with isolated and relatively minor issues that are unlikely to negatively impact operations and can be addressed in-house

● No/minor Life Safety issues observed

● Isolated or minor Deferred Maintenance can be addressed in-house and/or at limited expense

● Proactive RM practices ensuring good overall system performance and functionality

● Majority of capital needs are being addressed, property performance does not appear to be impacted; components and systems in good condition and very likely will exceed the loan term

3

Overall declining condition or isolated deterioration. Documented follow-up required.

● Average to Fair condition; requiring investment

● Some Life Safety issues observed requiring immediate attention; but no capital expenditure

● Deferred Maintenance of heightened concern; likely not addressed in house

● Some reactive RM practices impacting a limited number of components requiring attention

● Critical capital needs are being addressed as needed, but additional capital required to maintain asset quality and system functionality; RUL of major systems/components may not meet or exceed the loan term

4

Substantial issues noted. Documented follow-up with possible action plan required.

● Deteriorated overall conditions, substandard materials and practices, or major issues have not been addressed since prior inspection; requiring significant investment

● Life Safety issues observed that require immediate attention and possible capital expenditure

● Substantial Deferred Maintenance affecting major/several property areas/systems, requiring significant investment

● Reactive RM practices that do not address concerns in a timely manner

● Some critical capital needs are not being addressed, and property performance may be negatively impacted; very likely that the RUL of major systems/components will not meet or exceed the loan term

5

Severe Deferred Maintenance observed. Follow-up and substantial action plan required.

● Unacceptable overall conditions. Widespread neglect or casualty event; condition materially impacts marketability. Functionality of systems and components is compromised.

● Significant Life Safety issues requiring capital expenditure

● Excessive Deferred Maintenance affecting multiple areas/property systems, requiring significant investment; impacting collateral value

● Inadequate RM practices that do not ensure reasonable functionality of the property systems and components and may impact collateral value

● Major and pervasive issues with major components and systems; critical capital needs are not being addressed, property performance is being impacted and RUL of major systems/components has been exceeded

Not Applicable	No components exist (therefore, no rating is possible)
Not Accessible

● No component was visible due to inability to view the condition based on access, life safety, weather conditions or other blockages.

● Deferred Maintenance items can not be determined based on lack of access. Further action or review may be required.

Refer to the MBA Reference Guide for Commercial and Multifamily Property Inspection Reports for more information.

Copyright 2008-2018 Mortgage Bankers Association, Washington, DC

General Info

MBA Standard Inspection Form

General Information

Subject Property
Property Name		Overall Property Rating	Rating Scale	MBA
Property Address
Street Address 2		Inspection Date / Time	/
Property City		Primary Property Type
State/Zip/Country	/	Secondary Type

Servicer and Loan Information
Servicer Name		Owner of Loan
Loan Number		Investor Number
Property ID		Investor Loan Number
Servicer Inspection ID		Addt’l ID #1 (editable)
Original Loan Amount		Addt’l ID #2 (editable)
Loan Balance (UPB)
Loan Balance Date		Asset Manager Name	/
Asset Manager Phone
Report Reviewed By	/	Asset Manager Email

Inspection Scheduling Contact Information		Inspector Information
Contact Company		Inspection Company
Contact Name	/	Inspector’s Name	/
Contact Phone		Inspection Co. Phone
Contact Email		Inspector’s ID

Management Company Information / On-Site Contact
Company Name		Phone Number
On-Site Contact	/	Mgmt Interview
Role or Title		Length of time at property
Mgmt Affiliation		Mgmt company change since last inspection

Servicer and Inspector Comments

Lender’s or Servicer’s General Comments or Instructions to Inspector for Subject Property:

Property Inspector’s General Comments or Suggestions to Lender or Servicer on the Subject Property:

Property Profile and Occupancy
Number of Buildings	Annual Occupancy
Number of Floors	Annual Turn Over
Number of Elevators	Rent Roll Obtained
Number of Parking Spaces	Rent Roll Date

Copyright 2008-18 Mortgage Bankers Association, Washington, DC	4

General Info

Year Built	Is Property Affordable Housing?
Year Renovated		Percentages

Unit of Measurement Used	Total Percent Occupied
Number of Units/Rooms/Beds	Total Inspected

Occupied Space	Occupied Units Inspected
Vacant Space	Vacant Units Inspected

Total Square Feet (Gross)
Total Square Feet (Net / Rentable)	If any Dark or Down space, describe:

Is there any Dark space?
Is there any Down space?
Number of Down Units/Rooms/Beds

Property Offers Rental Concessions?	Describe:
Franchise Name	Franchise change since last inspection?

Operations and Maintenance plans (O&M)
Plans such as, but not limited to, Operations and Maintenance, Moisture Management and Environmental Remediation.

	List of O&M Plan(s) Required in Loan Documents	Management Aware of Plan?	Plan Available?
1

Specify additional O&M plans, and/or describe any observed O&M plan non-compliance.

Capital Expenditures

	Repairs, Replacements or Capital Improvements within the past 12 or future 12 months.	Identified Cost	Status
1

Neighborhood and Site Comparison Data

Top 2 Major Competitors		Percent Use
1. Name or Type	Single Family
Distance	Multifamily
Commercial
2. Name or Type	Industrial
Distance	Undeveloped	100%

Is the area declining or distressed?
Is there any new construction in the area?

Describe area, visibility, access, surrounding land use & overall trends (including location in relation to subject N, S, E, W)

Additional Collateral Description Information

Copyright 2008-18 Mortgage Bankers Association, Washington, DC	5

Physical Condition & DM

MBA Standard Inspection Form

Physical Condition Assessment and Deferred Maintenance
Curb Appeal
Comparison to Neighborhood; First Impression / Appearance
Rating	Trend

Inspector Comments

Site
Property Appearance; Signage; Ingress / Egress; Landscaping; Site Lighting; Parking Lot; Striping; Garage / Carports; Irrigation System; Drainage; Retaining Walls; Walkways; Fencing; Refuse Containment & Cleanliness; Hazardous Material Storage
Rating	Trend

Inspector Comments

Building / Mechanical Systems
HVAC; Electrical; Boilers; Water Heaters; Fire Protection; Sprinklers; Plumbing; Sewer; Solar Systems; Elevators / Escalators; Chiller Plant; Cooling Towers; Building Oxygen Systems; Intercom System; PA System; Security Systems
Rating	Trend

Inspector Comments

Building Exteriors
Siding; Trim; Paint; Windows; Exterior Entry Ways; Stairs; Railings; Balconies; Patios; Gutters; Downspouts; Foundations; Doors; Façade; Structure (Beam/Joist)
Rating	Trend

Inspector Comments

Building Roofs
Roof Condition; Roof Access; Top Floor Ceilings; Shingles / Membrane; Skylights; Flashing; Parapet Walls; Mansard Roofs
Rating	Trend

Inspector Comments

Occupied Units / Space
HVAC; Ceiling; Floors; Walls; Painting; Wall Cover; Floor Cover; Tiles; Windows; Countertop; Cabinets; Appliances; Lighting; Electrical; Bathroom Accessories; Plumbing Fixtures; Storage; Basements / Attics
Rating	Trend

Inspector Comments

Vacant Units / Space / Hotel Rooms
HVAC; Ceiling; Floors; Walls; Painting; Wall Cover; Floor Cover; Tiles; Windows; Countertop; Cabinets; Appliances; Lighting; Electrical; Bathroom Accessories; Plumbing Fixtures; Storage; Basements / Attics
Rating	Trend

Copyright 2008-18 Mortgage Bankers Association, Washington, DC	6

Physical Condition & DM

Inspector Comments

Down Units / Space / Hotel Rooms
HVAC; Ceiling; Floors; Walls; Painting; Wall Cover; Floor Cover; Tiles; Windows; Countertop; Cabinets; Appliances; Lighting; Electrical; Bathroom Accessories; Plumbing Fixtures; Storage; Basements / Attics
Down Units	Trend

Inspector Comments

Interior Common Areas
Mailboxes; Reception Area; Lobby; Food Courts; Dining Areas; Kitchen; Halls; Stairways; Meeting Rooms; Public Restrooms; Storage; Basement; Healthcare Assistance Rooms; Pharmacy / Medication Storage; Nurses Station
Rating	Trend

Inspector Comments

Amenities
Pool; Clubhouse; Gym; Laundry Area / Rooms; Playground; Wireless Access; Restaurant / Bar; Business Center; Sport Courts; Spa; Store; Media Center
Rating	Trend

Inspector Comments

Environmental
Reported spills or leaks; Evidence of spills or leaks; Evidence of distressed vegetation; Evidence of mold; Evidence of O&M non- compliance
Rating	Trend

Inspector Comments

Exterior - Additional description of the property conditions:

Interior - Additional description of the property conditions:

	Deferred Maintenance Items (0)		Life		Estimated
	Identify Item and Describe Condition (including location)	Rating	Safety	Photo	Cost
1

		Total Estimated Cost:			$

Copyright 2008-18 Mortgage Bankers Association, Washington, DC	7

Photos

MBA Standard Inspection Form

Photos (0)

Copyright 2008-18 Mortgage Bankers Association, Washington, DC	8

Rent Roll

MBA Standard Inspection Form

Rent Roll

Rent Roll Attached	(Select One)
Rent Roll Summary Attached
Single Tenant Property	Lease expires:
Hospitality Property	YTD ADR:	RevPAR:	ADO:

Largest Commercial Tenants
	Tenant Name	Expiration	Sq. Ft.	%NRA	Annual Rent	Rent/Sq. Ft.
1
2
3
4
5

Rent Roll

Copyright 2008-18 Mortgage Bankers Association, Washington, DC	9

Mgmt Interview

MBA Standard Inspection Form

Management Information & Interview

Management Company Name		Phone Number
Name of Information Source	/	Email Address
Role or Title of Information Source		Length of time at property
Management Affiliation		Mgmt change from last inspection

Neighborhood and Rental Market

In your opinion, how does the property perform compared to similar properties in the area?

In your opinion, what is the average percentage of vacancy in similar properties in the area?

What is the current average rent paid in the area ($ per square foot/units/beds)?

How does the current vacancy compare to last year at this time?

In your opinion, explain the reason for any variance on vacancy, and rents between the market and the subject property:

Any change to a major employer in the area, or major commercial/retail operation in the area?

If yes, describe:

	Amount of the last rental increase		Number of Administration Employees
	Date of last rental increase		Number of Maintenance Employees

Utilities		Tenant Profile
	Heat at the Property		Corporate
	Water at the Property		Military
	Electric at the Property		Seasonal
	Gas at the Property		Seniors
	Trash at the Property		Students
	Cable at the Property	100%	Other

Property Events

In the past 12 months, has there been any key employee turnover or any key employee replaced?

In the past 12 months, have there been any fires, significant water intrusion or other property damage?

If yes, explain the location on the property, costs associated, any insurance claims submitted, resolution and leaseability:

In the past 12 months, to the best of your knowledge, have any code violations been received?

If yes, please describe the violation, the costs associated, and any resolution or outstanding issues:

Is the property undergoing any significant rehab/construction?

If yes, explain the location, size and estimated costs:

Copyright 2008-18 Mortgage Bankers Association, Washington, DC	10

Mgmt Interview

Any change or violations of a Franchise Agreement or License(s)?

If yes, please explain any change or violation, costs and any resolution or outstanding issues:

To the best of your knowledge, are there any lawsuits pending that may negatively impact the property?

If yes, please explain:

If a Co-op, has the corporation had the need to use special assessments to cover expenses?

If yes, please explain:

Are there units or corporate leases for the purposes of home sharing (home sharing can be defined as short-term (<1 month) rentals generally marketed through an online platform such as Airbnb) ?

If yes, please explain:

Other Information and Management Evaluation Comments:

Copyright 2008-18 Mortgage Bankers Association, Washington, DC	11

Multifamily

MBA Standard Inspection Form

Multifamily, Mobile Homes, Cooperative Housing, Student Housing

Any Commercial Units?
If yes, how many?
Number Commercial units Inspected:

Multifamily Unit Breakdown					Status by unit type
		Units of	Avg. Square	Avg. Monthly	Non-
Bedrooms	Baths	this type	Feet / Unit	Rent	Occupied	Revenue	Vacant	Down	Inspected

Totals:		0			0	0	0	0	0
General Info:		0			0		0	0	0

Detailed Report of Units Inspected:					0	0	0	0	0

Detailed Report of Units Inspected (0)

	Unit Number	Bedrooms	Baths	Square Feet	Asking Rent	Current Use	Overall Condition
1
2
3
4
5
6
7
8
9
10

General Comments:

Copyright 2008-18 Mortgage Bankers Association, Washington, DC	12

Fannie Mae Assmt Addendum

MBA Standard Inspection Form

Fannie Mae Assessment Addendum

Limitations of Field Assessment

Did you experience any of the following limitations to performing this field assessment: (Choose Yes/No)

Management unavailable for interview?
Management experience on the property is less than six months?

Occupied units were unavailable for assessment, or the total number of units available (occupied or unoccupied) was insufficient?

Significant portions of the common areas, amenities or basements, etc. were unavailable for assessment?

Snow was covering most exterior areas (parking lots, roofs, landscape areas)?
Other Limitation

Limitation Comment:

Comprehensive Property Assessment Ratings

Life Safety
Comment:

Deferred Maintenance
Comment:

Routine Maintenance
Comment:

Capital Needs
Comment:

Copyright 2008-18 Mortgage Bankers Association, Washington, DC	13

Fannie Mae Assmt Addendum

Level/Volume of issues noted and appropriate follow-up recommendations

Comment:

Overall Property Rating:
Additional Comments

Seller/Servicer Certification	Date:

First Name:
Last name:
Title:
Phone Number:
Email Address:

Copyright 2008-18 Mortgage Bankers Association, Washington, DC	14

FRE Assmt Addendum

MBA Standard Inspection Form

Physical Inspection Additional Questions

1.	Are any deferred maintenance items outstanding from the last inspection?

If Yes, please specify items that remain outstanding and include impact of outstanding items on overall property appeal and condition:

2.	Was a harmful environmental condition observed which is not covered by an existing O&M plan (such as mold)?

If Yes, please discuss below:

3.	Is the property out of compliance with any applicable ADA requirements?
If Yes, please discuss below:

Copyright 2008-18 Mortgage Bankers Association, Washington, DC	15

Repairs Verification

MBA Standard Inspection Form

Subject Property		Inspection Scheduling Contact Information
Property Name		Contact Company
Property Address		Contact Name	/
Street Address 2		Contact Phone
Property City		Contact Email
State/Zip/Country	/
Inspection Company
Servicer Name		Inspector’s Name	/
Loan Number		Inspection Co. Phone
Primary Property Type		Inspection Date / Time	/

Expected percentage completed:		Overall observed percentage completed:

Repairs Verification

General description of improvements and summary comments:

Verification Items (0)
	Item Description and Location	Inspector Comments	Photo	Repair Status

1

2

Copyright 2008-18 Mortgage Bankers Association, Washington, DC	16

Senior Supplement

MBA Standard Inspection Form

Name of Operator:
Senior Housing Supplement

Part I: Physical Inspection

Indicate condition of seniors housing components below. Any identified repair costs are strictly for seniors housing components and should not have already been identified on the Physical Condition/DM tab.

Site (Seniors)

Bus-Van-Handicapped Parking; Building Accessibility; Outdoor Activity Area; Generator

Current Condition	Inspector Comments
Trend
Repair Cost
Life safety

Interior Common Areas (Seniors)

Healthcare Assistance Rooms; Pharmacy/Medication Storage; Nurses Station; Bathing Assistance Areas; Employee Restroom; Facility Furniture; Kitchen; Pantry-Supplies Storage; Common/Private Dining Areas

Current Condition	Inspector Comments
Trend
Repair Cost
Life safety

Amenities (Seniors)

Television-Sitting Areas; Exercise-Wellness Room; Game-Entertainment Room; Library-Reading Room; Craft-Activity Room; Beauty/Barber Shop; Sundry Shop; Family-Meeting Area; Garden; Wheelchairs-Walkers

Current Condition	Inspector Comments
Trend
Repair Cost
Life safety

Total Repair Cost

Part II: Resident Rooms/Occupancy

Types of Services Provided	Yes / No / N/A	Total # of units	# of Units Currently Occupied	Total # of Beds	# of Beds Currently Occupied	Resident Payor Type
Independent Living
Congregate Care Retirement Community (CCRC)
Assisted Living
Alzheimer’s/Memory Care
Skilled Nursing
Other (specify )

Total:
Occupancy %:

Unit mix comment:
Does the current unit mix comply with the unit
mix specified in the Mortgage?

How many days does it take to turn a resident
unit? Explain if more than 2 days.

How many units are currently being prepared for re-tenanting?

Copyright 2008-18 Mortgage Bankers Association, Washington, DC	17

Senior Supplement

Part III: Resident Services
Indicate which services are included in resident’s basic fee and frequency of service, where applicable.
Resident Services	Yes / No / N/A	Frequency	Comments
24-hour nursing care
Physician service
Medication assistance
Specialized dietary services
Meals
Regular health assessments
Scheduled transportation
Unscheduled transportation
Social and activity programs
Housekeeping
Laundry service
Safety & Security	Yes / No / N/A	Comments
Exit doors alarmed
Wandergard/Elopement system
Dementia unit secured
	Quantity	Locations
Nurses stations
Meal Service	Yes / No / N/A	Comments
Licensed dietician on staff
Menu choices available
Snacks available
Meals delivered to units
Medication Administration	Yes / No / N/A	Comments
Staff utilizes medication aides
Staff utilizes medication cart
Medication room secured
List staff that is permitted to administer resident medication:

Indicate how resident medication is documented:

Direct Care Personnel (Staff on Duty)	Day	Evening	Night	Comments
RN’s
LPN’s
Other
Administrative Personnel

Copyright 2008-18 Mortgage Bankers Association, Washington, DC	18

Senior Supplement

Part IV: Management
Are there written Policies & Procedures in place for the following:
Inspector’s Discussion with Management Staff
	Yes / No / N/A	Comments
ADA & Fair Housing
Contracting & purchasing
Emergency evacuation
Employee performance
Incident reporting
Resident care
Transferring resident to/from assisted living
Transferring resident to/from health care facility

Property Budget	Yes / No / N/A	Comments
Property annual budget (attach copy)
Planned capital improvements in next 12 months

Property Staffing	Yes / No / N/A	If Yes, how often?
Scheduled meetings with staff
Scheduled meetings with residents
Social & Activities program for residents
Employee training opportunities

Estimated Annual Employee Turnover	Annual Turnover	Staffing experience of key personnel	Years Experience
Direct care givers		Administrative/Executive Director
Administrative personnel		Head Care Giver/Resident Assistant

List any key employee turnover (such as Executive Director, Director of Marketing, Director of Social Activities, Director of Resident Care, Head Chef.)

Inspector’s Comments on Management Performance
Staff interaction with residents:

Appearance of residents/suitability for time of day:

Attire and demeanor of staff:

Overall cleanliness of facility; any odors present:

Copyright 2008-18 Mortgage Bankers Association, Washington, DC	19

Senior Supplement

Part V: Marketing

Inspector’s Discussion with Marketing Staff	Yes / No / N/A	Comments
Is there a written marketing plan?
Potential resident list/waiting list?
Networking with religious organizations, hospitals, etc.?
Marketing material distribution/outreach?
Are telemarketing or other marketing tools used?
Property brochure and application (attach copy)
Resident handbook (attach copy)
Model unit available?
Rent concessions?

Number of marketing personnel
Combined years experience of marketing personnel

How do the unit design, square footage, and amenities compare with comparable seniors housing properties in this market?

Competitor Analysis
Name of Facility	# of units	Type of Property	Name of Operator

Part VI: Regulatory Compliance

Regulatory / Licensing Agency
Name of Regulatory or Licensing Agency
Regulatory Agency Contact Person
Expiration Date of Operating License

Regulatory / Licensing Agency Inspection
Date of Last Agency Visit

Purpose of Visit	Yes / No / N/A	Comments
Certification/Licensure
Life/Safety
Follow-up
Other (describe)
Were deficiencies cited?
Were non-monetary penalties assessed?
Were monetary penalties/fines assessed?
Agency considers property in compliance?

Copy of regulatory agency’s report received?
Copy of operator’s plan of correction received?

Were any of the corrective actions related to the resident care and/or criminal background checks?

If yes, what is the plan(s) of correction and status of such corrective actions?

Changes in Regulatory Oversight?	Yes / No / N/A	Comments
Staffing Requirements
Physical Design
Health & Safety Codes
Government Subsidies

Copyright 2008-18 Mortgage Bankers Association, Washington, DC	20

Senior Supplement

Reimbursement Programs

Other Required Property Licenses	Yes / No / N/A	Expire Date	Comments
Commercial Kitchen/Food & Beverage Permit
Commercial Vehicle
Elevator
Third Party Healthcare
Other (describe)

Miscellaneous

Are there any material violations, lawsuits or judgments against any licensed professional employed by the operator?

Are there any material violations, lawsuits or judgments against any other personnel at the property?

Copyright 2008-18 Mortgage Bankers Association, Washington, DC	21

Hospitals

MBA Standard Inspection Form

Hospitals, Dedicated Healthcare, & Dedicated Nursing Homes

General Property Information
Total Number of Beds	New Patients Currently being Accepted
Number of Beds Occupied	Admission Waiting Period
% Occupied	Proximity to a Hospital

Level of Care Breakdown

Unit Type	Total Beds	Total Beds Occupied	Total Units	Total Units Occupied	Avg. Square Feet / Unit	Monthly Rent	Beds Vacant

Totals:	0	0	0	0			0

Administrator’s Name	/	Length of Time at Property
Director of Nursing’s Name	/	Length of Time at Property

Direct Care Staff Numbers				Comments
Nurses - RNs
Nurses - LPNs
Other Direct Care
Non Direct Care Personnel

Total Staff:	0	0	0

Regulatory / Licensing Agency Information

Name of the Agency	Contact Person /
Expiration Date of Operating License	All Licenses Current
Date of last Medicare inspection	Property Medicare Certified
Date of last Medicaid inspection	Property Medicaid Certified

Please describe any violations, costs associated, resolution or outstanding issues:

Property Condition

Handrails in the halls	Exits clearly marked
Grab bars present in rest rooms	Intercom System
Staff interacts well with residents	Generator Function
Facility looks and smells clean

Additional description of any safety or deficiency issues observed:

Copyright 2008-18 Mortgage Bankers Association, Washington, DC	22

Hospitals

Down Units (List the unit #)

Detailed Report of Units Inspected

	Unit Number	Bedrooms	Baths	Square Feet	Asking Rent	Current Use	Overall Condition
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28

Copyright 2008-18 Mortgage Bankers Association, Washington, DC	23

EXHIBIT "B"

(Form of Quarterly Servicing Certification)

Primary Servicer:

Pursuant to the Primary Servicing Agreement(s) listed on Attachment 1 hereto, between Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, and the above referenced Primary Servicer, we certify with respect to each loan serviced by us on behalf of Midland Loan Services, a Division of PNC Bank, National Association that as of the quarter ending ____________________ except as otherwise noted below:

All taxes, assessments and other governmental charges levied against the Mortgaged Properties, ground rents payable with respect to the Mortgaged Properties, if any, which would be delinquent if not paid, have been paid.

All required insurance policies are in full force and effect on the Mortgaged Properties in the form and amount and with the coverage required by the loan documents.

On all required insurance policies, the loss payee is in the name of Master Servicer.

All UCC financing statements have been renewed prior to expiration.

All Interest Rate Cap Payments (if any) made in the subject quarter are listed on Attachment 2.

All (A) new Rate Cap Agreements (if any), (B) renewals of any Rate Cap Agreement (if any) or (C) amendments to any Rate Cap Agreement (if any) effected in the subject quarter are listed on Attachment 3 hereto.

All reserves are maintained and disbursed in accordance with the loan documents and no expired reserves exist.

Any notice or confirmation received from the issuer of a letter of credit for any loan has been delivered to Master Servicer in accordance with the related Primary Servicing Agreement.

Lockboxes are being serviced in accordance with loan documents.

To the best of our knowledge, all required loan documents, third party reports and underwriting files are complete. and all applicable loan documents have been properly assigned to the Trust.

There has been no change to Primary Servicer’s entity-level organizational structure nor any transfer of Primary Servicer’s servicing rights.

EXCEPTIONS (please identify the applicable securitization and loan number for each exception):

Servicing Officer	Date

B-1

ATTACHMENT 1

PRIMARY SERVICING AGREEMENTS

1.	Primary Servicing Agreement, dated as of _________ __, 20__, by and between Master Servicer and Primary Servicer. (Commonly known as SERIES 20__- __)
2.	Primary Servicing Agreement, dated as of _________ __, 20__, by and between Master Servicer and Primary Servicer. (Commonly known as SERIES 20__- __)

B-2

ATTACHMENT 2

INTEREST RATE CAP PAYMENTS

During the calendar quarter ending __________, the following Interest Rate Cap Payments were made:

1.

2.

B-3

ATTACHMENT 3

NEW RATE CAP AGREEMENTS, RATE CAP AGREEMENT RENEWALS AND RATE CAP AGREEMENT AMENDMENTS

During the calendar quarter ending __________, the following new Rate Cap Agreements were effected:

1.

2.

During the calendar quarter ending __________, the following Rate Cap Agreement renewals were effected:

1.

2.

During the calendar quarter ending __________, the following new Rate Cap Agreement amendments were effected:

1.

2.

B-4

EXHIBIT "C"

(Remittance Reports)

(see attached)

C-1

TRANSACTION NAME:
SUBSERVICER:
FOR DISTRIBUTION DATE:

MASTER SERVICER #	SUBSERVICER LOAN #	BORROWER NAME	BEGINNING BALANCE	PAYMENT AMOUNT	PRINCIPAL AMOUNT	INTEREST AMOUNT	SERVICE FEE	NET INTEREST	NET REMITTANCE	ENDING BALANCE	PAYMENT DATE

TOTALS

EXHIBIT “D”

(Form of Account Certification)

Securitization:
Sub Servicer:
New Account	Change of Account Information

Indicate purpose of account (check all that apply):

Principal & Interest
Taxes & Insurance
Reserves (non-interest bearing)
Reserves (interest bearing)

Deposit Clearing
Disbursement Clearing
Suspense

Account Number:
Routing Number:
Account Name:

Depository Institution (and Branch):

Name:
Street:
City, State, Zip:

Rating Agency:

Rating:

Please note that the name of the account must follow the guideline specifications detailed in the applicable agreement.

Prepared by:

Signature:

Telephone:	Fax:

D-1

EXHIBIT "E"

(Form of Monthly Accounts Certification)

Primary Servicer:

Pursuant to the Primary Servicing Agreement(s) listed on Attachment 1 hereto, between Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, and the above-named Primary Servicer, I certify with respect to each transaction serviced by us, as noted above, for Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, that all Primary Servicer Accounts have been properly reconciled within 30 days prior to the date of this certification and the reconciliations have been reviewed and approved by Primary Servicer’s management, except as otherwise noted below:

EXCEPTIONS:

Servicing Officer	Date
E-1

ATTACHMENT 1

PRIMARY SERVICING AGREEMENTS

1.	Primary Servicing Agreement, dated as of ________ __, 20__, by and between Master Servicer and Primary Servicer. (Commonly known as SERIES 20__- __)
2.	Primary Servicing Agreement, dated as of ________ __, 20__, by and between Master Servicer and Primary Servicer. (Commonly known as SERIES 20__- __)

E-1